UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement
Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Hollywood Media Corp.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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November 18, 2009

Dear Fellow Shareholders:

We invite you to attend the 2009 Annual Meeting of Shareholders of Hollywood Media Corp. (“Hollywood Media”).  The annual meeting will be held at 10:00 a.m., Eastern time, on December 21, 2009, at 2255 Glades Road, Conference Room 123A, Boca Raton, Florida 33431.  Conference Room 123A is on the first floor of the building in the Atrium.

At the annual meeting you will be asked to vote on the election of six directors nominated by Hollywood Media’s Board of Directors, and to ratify the selection of Kaufman Rossin & Co., P.A. as Hollywood Media’s independent registered public accounting firm for 2009. The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe in further detail the matters to be presented at the annual meeting.

Shareholders of record at the close of business on November 10, 2009 are entitled to notice of, and to vote at, the annual meeting or at any postponements or adjournments of the annual meeting.

Your Vote Is Very Important.  Whether or not you plan to attend the annual meeting, we ask you to please vote by completing and mailing the enclosed proxy card.  If you attend the annual meeting, you may vote in person if you wish, whether or not you have executed and returned your proxy card.

Sincerely,

Mitchell Rubenstein Chairman and Chief Executive Officer

Annual Meeting Guidelines and Procedures.  At the annual meeting we will distribute copies of our customary annual meeting guidelines and procedures to be followed by persons attending the annual meeting. These rules include the following, among other things:  (i) attendance is limited to (a) shareholders of record as of the record date, (b) beneficial or “street” owners having written evidence of ownership as of the record date, (c) authorized proxies of such shareholders presenting written evidence of such authorization, and (d) invited guests of management; and (ii) the use of cameras, sound recording equipment, communication devices, or any other similar equipment is prohibited.

HOLLYWOOD MEDIA CORP.
2255 Glades Road
Boca Raton, Florida 33431

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

Meeting Date:	December 21, 2009
Meeting Time:	10:00 a.m., Eastern Time
Meeting Place:	2255 Glades Road, Conference Room 123A
Boca Raton, Florida 33431

Notice is hereby given that an Annual Meeting of Shareholders of Hollywood Media Corp. (“Hollywood Media”) will be held for the following purposes:

1.	To consider and vote upon the election of six directors nominated by Hollywood Media’s Board of Directors;

2.	To consider and vote upon a proposal to ratify the selection of Kaufman Rossin & Co., P.A. as Hollywood Media’s independent registered public accounting firm for the year ending December 31, 2009; and

3.	Such other business as properly may be presented at the annual meeting or any adjournments or postponements thereof.

You are cordially invited to attend the annual meeting.  Whether or not you plan to attend the annual meeting, to ensure that your shares are represented at the annual meeting we ask you to please sign, date and return the accompanying proxy card.  If you attend the annual meeting, you may vote in person if you wish, whether or not you have executed and returned your proxy card.  Your proxy may be revoked at any time before it is voted.  Please review the Proxy Statement accompanying this notice for more complete information regarding the matters proposed for your consideration at the annual meeting.

By Order of the Board of Directors

Laurie S. Silvers
President and Secretary

Boca Raton, Florida
November 18, 2009

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on December 21, 2009:  The Notice of Annual Meeting and Proxy Statement for Hollywood Media Corp.’s 2009 Annual Meeting and Hollywood Media Corp.’s Annual Report on Form 10-K for the year ended December 31, 2008 are available in the “Investor Relations” section of Hollywood Media Corp.’s corporate website at www.hollywoodmedia.com.

TABLE OF CONTENTS
Page:

THE MEETING	2
General	2-3
Questions and Answers about the Meeting	3
Matters To Be Considered At The Meeting	3
Record Date; Quorum; Voting At The Meeting	3
Proxies	4-5
Conduct of the Meeting	5
Contact Information; Sending Communications to the Board	6

ELECTION OF DIRECTORS (Proposal No. 1)	6
Size of Board; Majority of Independent Directors	6
Nominees and Members of the Board of Directors	6-8

CORPORATE GOVERNANCE	9
Independent Directors	9
Meetings and Director Attendance	9
Committees of the Board of Directors	9-11
Director Nomination Process	12-13
Section 16(a) Beneficial Ownership Reporting Compliance	13
Code of Ethics	13

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14-16

EQUITY COMPENSATION PLAN INFORMATION	17

EXECUTIVE OFFICERS	18

EXECUTIVE COMPENSATION	19
Compensation Discussion and Analysis	19-23
Compensation Committee Report	23
Summary Compensation Table	24-25
Grants of Plan-Based Awards	26
Employment Agreements with Named Executive Officers	27-28
Outstanding Equity Awards at Year-End	29
Option Exercises and Stock Vested	29
Pension Benefits	30
Nonqualified Deferred Compensation	30
Potential Payments Upon Termination or Change-in-Control	30-32
Director Compensation	33-34
Compensation Committee Interlocks and Insider Participation	34

AUDIT MATTERS	35
Report of the Audit Committee	35
Appointment of Independent Registered Public Accounting Firm; Attendance at Meeting	36
Independent Registered Public Accounting Firm’s Fees and Services	36
Audit Committee Pre-Approval Policies and Procedures	37

PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal No. 2)	38

TRANSACTIONS WITH RELATED PERSONS	39

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS	40

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS	40-41

OTHER MATTERS	42

ANNUAL REPORT	42

HOLLYWOOD MEDIA CORP.

2009 ANNUAL MEETING OF SHAREHOLDERS
_______________________

PROXY STATEMENT
_______________________

THE MEETING

General

As further described in this Proxy Statement below, this Proxy Statement is being furnished to holders of shares of common stock in connection with the solicitation of proxies by Hollywood Media’s Board of Directors for use at the annual meeting of shareholders (the “Meeting”) to be held at 2255 Glades Road, Conference Room 123A, Boca Raton, Florida 33431, on December 21, 2009, convening at 10:00 a.m., Eastern time, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy are anticipated to be first mailed to holders of common stock on or about November 20, 2009. Shareholders should review the information in this Proxy Statement together with Hollywood Media’s Annual Report on Form 10-K for the year ended December 31, 2008 which accompanies this Proxy Statement.  A list of shareholders of record entitled to vote at the Meeting will be available at Hollywood Media’s principal executive offices, 2255 Glades Road, Boca Raton, Florida 33431, for a period of ten days prior to the Meeting and at the Meeting itself for examination by any shareholder.

Questions and Answers about the Meeting

Q:	What am I being asked to vote upon?

A:
You are being asked to vote in favor of the election of six directors nominated by our Board of Directors. You are also being asked to ratify the selection of Kaufman Rossin & Co., P.A. as Hollywood Media’s independent registered public accounting firm for the year ending December 31, 2009. HOLLYWOOD MEDIA’S BOARD OF DIRECTORS HAS APPROVED EACH OF THESE PROPOSALS AND RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH OF THE PROPOSALS.

Q:	When is the Meeting and where is it being held?

A:
The Meeting will be held on December 21, 2009, at 10:00 a.m., Eastern Time, at 2255 Glades Road, Conference Room 123A, Boca Raton, Florida 33431. Conference Room 123A is on the first floor of the building in the Atrium.

Q:	Who is entitled to notice of and to vote at the Meeting?

A:
Only shareholders of record at the close of business on the Record Date, November 10, 2009, are entitled to receive notice of the Meeting and to vote shares of Hollywood Media common stock that they held on the Record Date at the Meeting or any postponements or adjournments of the Meeting.  Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Q:	Who can attend the Meeting?

A:
All shareholders as of the Record Date, November 10, 2009, or their duly appointed proxies may attend the Meeting.  However, please note that if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and a proper proxy from the institution that holds such shares granting you authority to vote the shares at the Meeting. See “Meeting Guidelines and Procedures” on the front cover page of this Proxy Statement.

Q:	What should I do now?

A:	You should mail your signed proxy card in the enclosed postage paid envelope as soon as possible, so that your shares will be represented at the Meeting.

Q:	Can I change my vote after I have mailed in a signed proxy card?

A:
Yes.  You can change your vote in one of the following ways at any time before your proxy is voted at the Meeting.  First, you can revoke your proxy by delivering a written notice to the Secretary of Hollywood Media (at 2255 Glades Road, Suite 221A, Boca Raton, Florida 33431) prior to the time it is exercised.  Second, you can submit a new, later dated proxy card prior to the time the initial proxy is exercised.  Third, you can attend the Meeting and vote in person.

Matters To Be Considered At The Meeting

At the Meeting, holders of shares of common stock will be requested to consider and vote upon (1) the election of six directors nominated by Hollywood Media’s Board of Directors, as described in Proposal 1 below, (2) a proposal to ratify the selection of Kaufman Rossin & Co., P.A. as Hollywood Media’s independent registered public accounting firm for the year ending December 31, 2009, and (3) such other business as properly may be presented at the Meeting or any adjournments or postponements thereof. HOLLYWOOD MEDIA’S BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE ELECTION OF THESE NOMINEES TO THE BOARD OF DIRECTORS OF HOLLYWOOD MEDIA, AND IN FAVOR OF THE RATIFICATION OF HOLLYWOOD MEDIA’S CHOICE OF KAUFMAN ROSSIN & CO., P.A. AS HOLLYWOOD MEDIA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Record Date; Quorum; Voting At The Meeting

Hollywood Media’s Board of Directors has fixed November 10, 2009 as the Record Date for the Meeting.  Accordingly, only holders of record of shares of common stock at the Record Date will be entitled to notice of and to vote at the Meeting.  As of November 10, 2009, there were 31,037,656 shares of common stock outstanding and entitled to vote.  Each holder of record of common stock on the Record Date is entitled to cast one vote per share in respect of the proposals presented for the vote of such holders, either in person or by proxy, at the Meeting.  The presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of common stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting.  If less than a majority of the outstanding shares entitled to vote is represented at the Meeting, a majority of the shares so represented may adjourn the Meeting to another date, time or place.

Nominees for director will be elected if they receive the affirmative vote of a plurality of the votes of the shares of common stock present in person or by proxy at the Meeting and entitled to vote on the election of directors. A plurality for election of directors means that the director nominee receiving the most votes “for” a particular seat on the Board is elected to that seat. The enclosed proxy card can be marked to vote “for” or to “withhold authority” to vote for all or any selected individual or group of nominees. Withheld votes will not affect the outcome of the votes cast for the election of directors.

Any matters that may be submitted to a vote of the shareholders, other than the election of directors, will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter, unless the matter is one for which a greater vote is required by law or Hollywood Media’s Articles of Incorporation or Bylaws. Abstentions occur when a shareholder entitled to vote and present in person or represented by proxy at the Meeting affirmatively votes to “abstain” instead of voting for or against a matter. Abstentions will be considered as shares of common stock present and entitled to vote at the Meeting and will be counted as votes cast at the Meeting, but will not be counted as votes cast “for” or “against” any given matter. The enclosed proxy card can be marked to vote “for” or “against” or to “abstain” from voting on the proposal to ratify the selection of Kaufman Rossin & Co., P.A. as Hollywood Media’s independent registered public accounting firm. Abstentions will not have the same effect as a vote against the proposal to ratify the selection of Kaufman Rossin & Co., P.A.

A broker or nominee holding shares of common stock registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, might have discretion to vote the beneficial owner’s shares with respect to the matters addressed at the Meeting. The inspectors of election will treat shares referred to as “broker or nominee non-votes” (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and such broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Meeting.  However, for purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not voted and not present and not entitled to vote on that subject matter and therefore will not be considered by the inspectors of election when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Accordingly, broker or nominee non-votes will not have the same effect as a vote against the proposal to ratify the selection of Kaufman Rossin & Co., P.A. as Hollywood Media’s independent registered public accounting firm. Broker or nominee non-votes will not affect the outcome of the votes cast for the election of directors.

Prior to the Meeting, Hollywood Media will select one or more inspectors of election for the Meeting.  Such inspector(s) shall determine the number of shares of common stock represented at the Meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.  The inspector(s) will rely on the proxy tabulation and voting reports of American Stock Transfer & Trust Company, which has been engaged by Hollywood Media to receive and tabulate proxies for the Meeting.

Proxies

This Proxy Statement is being furnished to holders of common stock in connection with the solicitation of proxies by and on behalf of the Board of Directors of Hollywood Media for use at the Meeting.

Shares of common stock represented by proxies received at or prior to the Meeting that have not been revoked will be voted at the Meeting in accordance with the instructions contained therein.  Shares of common stock represented by proxies for which no instruction is provided will be voted “for” the election of the nominees in this Proxy Statement to the Board of Directors of Hollywood Media, and will be voted “for” the ratification of Hollywood Media’s choice of independent registered public accounting firm. To ensure that their shares are voted, holders of common stock are requested to complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided.  Any holder of common stock who so desires may revoke such holder’s proxy prior to the time it is exercised by (1) providing written notice to such effect to the Secretary of Hollywood Media at our principal executive offices, (2) duly executing a proxy bearing a date subsequent to that of a previously furnished proxy and properly submitting it prior to the time the initial proxy is exercised or (3) attending the Meeting and voting in person.  Attendance at the Meeting will not in itself constitute a revocation of a previously furnished proxy.

If the Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the initial convening of the Meeting (except for any proxies that theretofore effectively have been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

If any other matters are properly presented at the Meeting for consideration, including consideration of a motion to adjourn the Meeting to another time and/or place (including for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

If any beneficial owner of shares of Hollywood Media’s common stock holds such shares in “street name” and wishes to vote the shares at the Meeting, such owner must obtain from the relevant nominee holding common stock a properly executed “legal proxy” identifying the beneficial owner as a holder of common stock, authorizing the beneficial owner to act on behalf of the nominee-record owner at the Meeting and identifying the number of shares (and certificate numbers, if applicable) in respect of which the authorization is granted.

Hollywood Media will pay the costs of soliciting proxies from the holders of common stock, including the cost of printing, assembling and mailing this Proxy Statement.  In addition to solicitation by mail, directors, officers and employees of Hollywood Media may solicit proxies by telephone, facsimile transmission or otherwise.  Such directors, officers and employees of Hollywood Media will not be specially compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith.  Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of common stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material. Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares of common stock held of record by such custodians, nominees and fiduciaries, and Hollywood Media will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

Hollywood Media has engaged a proxy solicitation firm, W.F. Doring & Co., to assist in the distribution and solicitation of proxies for the Meeting. The cost of such services is estimated to be less than $5,000.

Conduct of the Meeting

The Chairman presiding at the Meeting has broad authority to conduct the Meeting in an orderly and timely manner. The Chairman may also exercise broad discretion in recognizing shareholders who wish to speak and in determining the extent of discussion on each item of business. In light of the need to conclude the Meeting within a reasonable period of time, we cannot assure that every shareholder who wishes to speak on an item of business will be able to do so.

Contact Information; Sending Communications to the Board

If you have questions or need more information about the Meeting, you may write to:

Secretary
Hollywood Media Corp.
2255 Glades Road, Suite 221A
Boca Raton, Florida 33431

or call our Investor Relations Department at (561) 998-8000.

A shareholder who wishes to send communications to Hollywood Media’s Board of Directors or to a particular director may address correspondence to the Board or to a director in care of Hollywood Media Corp. at the address given above. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Audit, Compensation, Nominating, or Stock Option Committee, or to the entire Board.

However, if a shareholder desires to recommend or to nominate a director candidate, or desires to submit a proposal of business to be transacted at a meeting of shareholders, such communications must satisfy certain requirements, as applicable, described in this Proxy Statement below (see “Director Nomination Process” and “Submission of Future Shareholder Proposals and Nominations” below).

ELECTION OF DIRECTORS
(Proposal No. 1)

Size of Board; Majority of Independent Directors

The number of directors constituting Hollywood Media’s Board of Directors is determined from time to time by the Board within the limits of Hollywood Media’s Articles of Incorporation and Bylaws. The Board has authority to increase the size of the Board and to appoint additional directors or allow shareholders to elect directors to fill the resulting vacancies, to hold office until the next shareholders’ meeting at which directors are elected. The current size of the Board of Directors is seven directors and there is one vacancy on the Board; however, the Board has approved a decrease in the number of directors to six, effective as of the date of the upcoming 2009 Annual Meeting, December 21, 2009.  The Board has determined that a majority of the current members of the Board are independent directors of Hollywood Media as defined under the Securities Exchange Act of 1934 and rules thereunder and under the listing rules of the Nasdaq Stock Market, and that Mr. Stephen Gans, one of the Board’s nominees referenced below, would constitute an independent director if he were elected at the Meeting.

Nominees and Members of the Board of Directors

At the Meeting, six directors will be elected by the shareholders to serve until the next annual meeting of shareholders and until their successors are elected and qualified. Upon the recommendation of the Nominating Committee of the Board, the Board of Directors has nominated each of the six nominees named in the table below for election as a director at the Meeting.  Five of the six nominees are currently members of Hollywood Media’s Board of Directors and were duly elected by the shareholders at Hollywood Media’s 2008 Annual Meeting of Shareholders, and one nominee, Mr. Stephen Gans, is not currently a director.  Mr. Robert E. McAllan is currently a director, although not a nominee for reelection at the Meeting, and his term as a director will expire upon the election of directors at the Meeting.   The accompanying form of proxy, when properly executed and returned to Hollywood Media, will be voted FOR the election of the six nominees named below as directors of Hollywood Media, unless the proxy contains contrary instructions.  Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.  Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected.  In the event, however, that any nominee should become unable or unwilling to serve as a director, the proxies may be voted for the election of such person or persons as may be designated by the Board of Directors.

THE BOARD OF DIRECTORS OF HOLLYWOOD MEDIA RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE ELECTION OF EACH OF THE SIX NOMINEES NAMED BELOW TO THE BOARD OF DIRECTORS OF HOLLYWOOD MEDIA.

 The following table sets forth certain information concerning the six incumbent Board members, five of which are nominees, and one other nominee as of the date of this Proxy Statement.

Name	Age	Position and Nominee Status

Mitchell Rubenstein	55	Chairman of the Board and Chief Executive Officer, Nominee

Laurie S. Silvers	57	Vice Chairman of the Board, President and Secretary, Nominee

Harry T. Hoffman	82	Director and Nominee

Robert D. Epstein	65	Director and Nominee

Spencer Waxman	45	Director and Nominee

Stephen Gans	37	Nominee

Robert E. McAllan	62	Director
_____________

Mitchell Rubenstein is a founder of Hollywood Media and has served as its Chairman of the Board and Chief Executive Officer since its inception in January 1993. Mr. Rubenstein was a founder of the Sci-Fi Channel, a cable television network that was acquired from Mr. Rubenstein and Laurie Silvers by USA Network in March 1992. Mr. Rubenstein served as President of the Sci-Fi Channel from January 1989 to March 1992 and served as Co-Vice Chairman of the Sci-Fi Channel from March 1992 to March 1994. Prior to founding the Sci-Fi Channel, Mr. Rubenstein practiced law for 10 years. Mr. Rubenstein received a J.D. degree from the University of Virginia School of Law in 1977 and a Masters in Tax Law (LL.M.) from New York University School of Law in 1979. He currently serves on the NYU Tax Law Advisory Board and is a member of the Founders Society, New York University, and is a member of the University of Virginia School of Law Business Advisory Council. He also serves on the Board of Advisors of Jewish Life at Duke University, which includes the Freeman Center for Jewish Life at Duke and the Rubenstein-Silvers Hillel at Duke. Together with Ms. Silvers, Mr. Rubenstein was named Co-Business Person of the Year, City of Boca Raton, Florida in 1992. Mr. Rubenstein is married to Laurie S. Silvers.

Laurie S. Silvers is a founder of Hollywood Media and has served as its Vice-Chairman, President and Secretary since its inception in January 1993. Ms. Silvers was a founder of the Sci-Fi Channel, of which she served as Chief Executive Officer from January 1989 to March 1992 and Co-Vice Chairman from March 1992 to March 1994. Prior to founding the Sci-Fi Channel, Ms. Silvers practiced law for 10 years. Ms. Silvers received a J.D. degree from University of Miami School of Law in 1977. Ms. Silvers serves on the Board of Trustees of the University of Miami and is a member of its Executive Committee, the Board of Directors of the Economic Council of Palm Beach County, Florida (of which she is Chair-Elect), the Board of Trustees of the Kravis Center of the Performing Arts in West Palm Beach, Florida and is Vice Chair of the Board of Directors of the Community Television Foundation of South Florida (WPBT Channel 2, the PBS Station in Miami, Florida).  She is a mentor for at-risk teenage girls with the Women of Tomorrow organization.

Harry T. Hoffman has served as a director of Hollywood Media since July 1993. From 1979 until his retirement in 1991, Mr. Hoffman served as President and Chief Executive Officer of Waldenbooks, Inc., then a leading national retailer of books, magazines and related items. From 1968 to 1978, he served as President and Chief Executive Officer of Ingram Book Company, a national book wholesaler. Mr. Hoffman serves as the Chairman of Hollywood Media’s Compensation Committee, and also serves on Hollywood Media’s Audit Committee, Stock Option Committee, and Nominating Committee.

Robert D. Epstein has served as a director of Hollywood Media since December 2007.  Mr. Epstein, an attorney, founded the Epstein and Frisch law firm in Indianapolis, Indiana in 1972, which became an association of lawyers practicing as Epstein, Cohen, Donahoe & Mendes in 2004. Mr. Epstein specializes in a variety of areas of law, including media law and mergers and acquisitions. Prior to beginning his private law practice, Mr. Epstein worked in the legal department of Melvin Simon & Associates. He received a J.D. degree from Indiana University School of Law in 1970 and a B.A. degree from Franklin College of Indiana in 1967. Mr. Epstein currently serves as a board member of the Indianapolis Hebrew Congregation Foundation and the Community Music School in Sarasota, Florida, and has served as a local board member of the United States Selective Service System for 20 years. Mr. Epstein serves on Hollywood Media’s Compensation Committee and Nominating Committee.

Spencer Waxman has served as a director of Hollywood Media since December 2008. Since 2003, Mr. Waxman has served as Managing Partner of Shannon River Capital Management, an investment firm focused on the technology media and telecommunications industries.  Mr. Waxman currently sits on the boards of several not for profit organizations, including the Samuel Waxman Cancer Research Foundation and the Board of Jewish Education of New York.  Mr. Waxman also serves on the Board of Advisors of Jewish Life at Duke University.  Mr. Waxman is a graduate of Duke University.

Stephen Gans has been nominated for election to Hollywood Media’s Board of Directors. Since March 2005, Mr. Gans has served as Managing Member of Gans Family Investments LLLP, an investment firm focused on the technology, media and telecommunications industries.  Mr. Gans also served on the Board of Directors of City National Bancshares, the holding company of City National Bank of Florida, from January 2000 until November 2008.  Mr. Gans received a B.A. in Business and a Masters in Accounting from The University of Texas at Austin in 1994.  If elected, Mr. Gans will serve on Hollywood Media’s Audit Committee and Hollywood Media’s Stock Option Committee.

Robert E. McAllan has served as a director of Hollywood Media since December 2001. Since 1997, Mr. McAllan has served as the CEO of Press Communications, LLC, which owns and operates broadcast properties.  Mr. McAllan has also held directorships and officer positions for several companies and associations, including The Asbury Park Press, Inc., which owned the second largest newspaper in New Jersey, New Jersey Press Incorporated, a diversified media company which operated major daily newspapers, television stations, radio stations and online media, the Florida Association of Broadcasters, Chairman of the New Jersey Broadcasters Association, Chairman of the National Independent Television Committee, and Co-Chairman of the Coalition for Media Diversity. Mr. McAllan serves as the Chairman of Hollywood Media’s Audit Committee, and also serves on Hollywood Media’s Stock Option Committee.

CORPORATE GOVERNANCE

Independent Directors

Hollywood Media’s Board of Directors currently consists of six directors.  The Board has determined that a majority of the current members of the Board (Harry T. Hoffman, Robert E. McAllan, Robert D. Epstein and Spencer Waxman) are independent directors of Hollywood Media as defined under the Securities Exchange Act of 1934 and rules thereunder and under the listing rules of the Nasdaq Stock Market, and that Ms. Deborah Simon, a member of the Board until her resignation as a Director on June 11, 2009, was an independent director during her term on the Board.  The Board has also determined that Mr. Stephen Gans, one of the Board’s nominees referenced above, would constitute an independent director if he were elected at the Meeting.  In making this determination, the Board has concluded that none of these independent Board members nor Mr. Gans had or has a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Meetings and Director Attendance

During the year ended December 31, 2008, the Board of Directors held seven meetings and acted three times by unanimous written consent.  During 2008, each incumbent director other than Ms. Simon attended at least seventy–five percent of the combined total number of meetings of the Board and meetings of the committees on which he or she served. Hollywood Media’s policy regarding the attendance of the Board of Directors at annual meetings of Hollywood Media’s shareholders is that each director is invited to attend the annual meeting. The Chairman or Vice Chairman of the Board usually presides over the annual meeting. Five of Hollywood Media’s six directors (over 80% of the Board) attended Hollywood Media’s 2008 Annual Meeting of Shareholders held in December 2008.

Committees of the Board of Directors

The Board of Directors currently has four standing committees: the Audit Committee, the Compensation Committee, the Stock Option Committee and the Nominating Committee.  Each member of these committees is an independent director on Hollywood Media’s Board of Directors.  The Board may establish other committees from time to time.

Audit Committee.  The Audit Committee of Hollywood Media’s Board of Directors has been established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The current members of the Audit Committee are Harry T. Hoffman and Robert E. McAllan, and Mr. McAllan serves as the Chairman of the Audit Committee. Mr. McAllan is not a nominee for reelection at the Meeting, and his term as a director and Chairman of the Audit Committee will expire upon the election of directors at the Meeting.  If elected, Stephen Gans will serve on Hollywood Media’s Audit Committee. The Board has determined that each of the current and prospective members of the Audit Committee meet the audit committee independence standards under the listing rules of the Nasdaq Stock Market.  The Board has further determined that the Audit Committee meets the Nasdaq listing requirement that at least one member of the Audit Committee has such experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.  During 2008, the Audit Committee held three meetings and acted four times by unanimous written consent.

We currently do not have a designated “Audit Committee Financial Expert” (as defined in Item 407 of SEC Regulation S-K rules) on our audit committee. Although we had discussions with several potential candidates prior to 2006 and again in 2007, we did not ultimately reach mutual interest in proceeding to nominate any candidate for election to the Board. We do not currently have any candidates under consideration, but the Board would consider candidates that our Nominating Committee deems qualified and recommends for nomination.

The Audit Committee assists the Board in connection with its responsibility for oversight of the financial reporting process pursuant to the Charter of the Audit Committee adopted by Hollywood Media’s Board of Directors.  The Charter of the Audit Committee is available for review on Hollywood Media’s internet web site, under the caption “Audit Committee Charter” at the following address:  http://www.hollywoodmedia.com/audit_charter.htm. Hollywood Media’s internet website and any other website mentioned in this Proxy Statement, and the information contained or incorporated therein, are not intended to be incorporated into this Proxy Statement. The Audit Committee’s activities address various matters including items relating to (i) the selection and engagement of Hollywood Media’s independent registered public accounting firm and approval of services provided, and (ii) the review and discussion, with management and the independent registered public accounting firm, of Hollywood Media’s financial statements, which are prepared by Hollywood Media’s management, and the results of the independent registered public accounting firm’s review and assessment activities. See “Audit Matters” below for additional information relating to auditing of Hollywood Media’s financial statements, including the Audit Committee’s report on its activities regarding Hollywood Media’s financial statements for the 2008 fiscal year.

Compensation Committee.  The current members of the Compensation Committee are Harry T. Hoffman and Robert Epstein, with Mr. Hoffman serving as Chairman.  The members of the Compensation Committee during 2008 were Mr. Hoffman, Mr. Epstein and Deborah Simon.  Ms. Simon was a member of the Compensation Committee until her resignation as a Director on June 11, 2009. Hollywood Media’s processes and procedures for the consideration and determination of executive and director compensation are described below, and additional information is included below under the caption “Compensation Discussion and Analysis.” During 2008, the Compensation Committee held two meetings and acted four times by unanimous written consent. The directors on the Committee and the Chief Executive Officer discuss compensation matters from time to time without a formal Committee meeting, including discussions in connection with preparing the terms of written consents.  The Compensation Committee does not have a charter.

The Compensation Committee of the Board of Directors of Hollywood Media is responsible for approving, determining and/or making recommendations to the Board of Directors concerning the principal components of compensation, including base salaries, bonuses, and stock options and other equity awards, for Hollywood Media’s executive officers and a defined set of other executives. The Compensation Committee, with input from the Chief Executive Officer and/or other executives, reviews the compensation of executives periodically, typically on a case by case basis, to assess and determine compensation under applicable considerations, including the compensation policies and objectives noted in the Compensation Discussion and Analysis below.  In approving executive officer compensation, the Compensation Committee generally reviews and considers, among other factors, the executive’s scope of responsibility and commitment, level of performance (with respect to specific areas of responsibility and on an overall basis), contributions to Hollywood Media’s achievement of goals and performance, compensation levels at comparable companies and historical compensation levels, and the recommendations, analysis and other relevant information provided by Hollywood Media’s management and/or other resources that the Committee may wish to access.

During 2008, Hollywood Media had three executive officers: Mitchell Rubenstein, its Chairman and Chief Executive Officer; Laurie S. Silvers, its President; and Scott Gomez, its Chief Accounting Officer.  Mr. Rubenstein, Ms. Silvers and Mr. Gomez had preexisting employment agreements specifying salary and certain other compensation for 2008. These employment agreements have been approved by the Compensation Committee. For additional information about the 2008 compensation of these officers and their employment agreements, see “Executive Compensation” below.

The Compensation Committee has the authority to grant discretionary cash bonus awards, and may approve compensation plans or agreements to grant bonuses based on specified terms and conditions. The Compensation Committee and the Stock Option Committee act as the administrators of Hollywood Media’s equity compensation plans for executives and other employees, which plans include the 2000 Stock Incentive Plan and the 2004 Stock Incentive Plan.  The Committees’ functions include, among other things: (i) selecting plan participants; (ii) determining the timing of any awards under the plans; (iii) determining the types of awards to be granted under the plans; (iv) determining the amount of awards to be granted to each participant under the plans; and (v) determining the exercise price, vesting and other terms of the awards granted under the plans.

The compensation arrangements for Hollywood Media’s non-employee directors are reviewed and determined from time to time by the Board of Directors, and the Board may receive and consider input from the Chairman and Chief Executive Officer in connection with such matters.  In recent years this review has occurred less frequently than annually, with the last review occurring in 2007. For additional information regarding director compensation, see “Executive Compensation -- Director Compensation” below.

In November 2008, the Compensation Committee engaged Pearl Meyer & Partners, LLC, an independent third-party compensation consultant, to review the compensation of the Company’s executive officers with an emphasis on the direct elements of compensation, including salary, short-term incentives (bonus) and long-term incentives (equity), and Pearl Meyer delivered their report to the Compensation Committee on November 24, 2008.  For additional information about the Pearl Meyer report, see “Executive Compensation – Compensation Discussion and Analysis” below.

Stock Option Committee.  The current members of the Stock Option Committee are Harry T. Hoffman and Robert E. McAllan.  Mr. McAllan is not a nominee for reelection at the Meeting, and his term as a director and member of the Stock Option Committee will expire upon the election of directors at the Meeting.  If elected, Stephen Gans will serve on Hollywood Media’s Stock Option Committee. The Stock Option Committee administers Hollywood Media’s stock incentive plans with respect to stock options and other awards not governed by the Compensation Committee.  The Stock Option Committee is authorized, subject to the provisions of the plans, to establish such rules and regulations as it deems necessary for the proper administration of the plans and to make such determinations and interpretations and take such action in connection with the plans and benefits granted thereunder as it deems necessary or advisable. During 2008, no stock options were granted by the Stock Option Committee and the Stock Option Committee held no meetings.

Nominating Committee.  The current members of the Nominating Committee are Harry T. Hoffman and Robert Epstein. The members of the Nominating Committee during 2008 were Mr. Hoffman and Deborah Simon.  Ms. Simon was a member of the Nominating Committee until her resignation as a Director on June 11, 2009, and Mr. Epstein became a member of the Nominating Committee following Ms. Simon’s resignation. The Nominating Committee’s charter is available for review on Hollywood Media’s internet web site, under the caption “Nominating Committee Charter” at the following address: http://www.hollywoodmedia.com/nominating_committee.htm. Hollywood Media’s internet website and any other website mentioned in this Proxy Statement, and the information contained or incorporated therein, are not intended to be incorporated into this Proxy Statement. As provided under its charter, the Nominating Committee’s authority and responsibilities include evaluating and recommending persons for election or appointment to the Board, as further described below. During 2008, the Nominating Committee held no meetings and acted one time by unanimous written consent.

Director Nomination Process

When seeking candidates for election to the Board, Hollywood Media desires to identify and nominate candidates of integrity and sound ethical character, who have demonstrated professional achievement, have meaningful management, advisory or policy making experience, have a general appreciation of major aspects of Hollywood Media’s businesses, and are willing to devote time to service on the Board. Hollywood Media also requires that the members of its Board of Directors have qualifications that satisfy applicable SEC and Nasdaq Stock Market requirements, including the requirement that a majority of directors be independent in accordance with applicable rules.

In selecting candidates to be nominated for election at an annual meeting of Hollywood Media’s shareholders, the Nominating Committee considers qualified incumbent directors who desire to continue their service on the Board.  Hollywood Media is of the view that the continuing service of qualified incumbents promotes stability and continuity on the Board, giving Hollywood Media the benefit of the familiarity, knowledge and insight into its affairs that its directors have accumulated during their tenure, while contributing to the Board’s ability to work as a collective body.  Accordingly, it is the general policy of the Nominating Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the Committee’s criteria for membership on the Board, whom the Committee believes will continue to be able to make important contributions to the Board and who consent to stand for reelection and, if reelected, to continue their service on the Board.

If a new candidate is to be sought for election to the Board, the Nominating Committee will solicit recommendations for nominees from persons whom the Nominating Committee believes are likely to be familiar with qualified candidates, including recommendations from members of the Board and senior management, and will consider candidates recommended by shareholders under the procedures described below.  The Committee may also engage a search firm to assist in identifying qualified candidates.  The Committee will review and evaluate each candidate whom it believes merits serious consideration, taking into account the information obtained concerning the candidate, the qualifications for Board membership established by the Committee and/or the Board, the existing composition and mix of talent and expertise on the Board, and other factors that it deems relevant.  In conducting its review and evaluation, the Nominating Committee may solicit the views of management and other members of the Board, and may in its discretion conduct interviews of potential nominees.  In the case of candidates recommended by shareholders, the Committee may also consider the size and duration of the interest of the recommending shareholder or shareholder group in the equity of the Company.  Mr. Stephen Gans is one of the nominees named in this Proxy Statement for election at the Meeting, and his nomination was recommended to the Nominating Committee by Hollywood Media’s Chairman of the Board and Chief Executive Officer (who is also a shareholder).

Shareholder Recommendations. Recommendations from shareholders of director candidates for election at Hollywood Media’s 2010 annual meeting of shareholders, properly submitted in writing, will be referred to the Nominating Committee for consideration.  The Nominating Committee will consider such recommendations on a case-by-case basis depending on various factors which may include, among other things, whether a vacancy on the Board exists at the time the recommendation is made and other factors referenced herein.

All recommendations from shareholders must include the name, biographical data and qualifications of the candidate; identification of the shareholder or group of shareholders making the recommendation; and a description of any relationships between the recommending shareholder or shareholders and the candidate.  The recommendation must also be accompanied by the consent of the candidate to be nominated if selected for nomination, to serve as a director if elected, and to be contacted by the Nominating Committee if the Committee decides in its discretion to do so, and such consent must be in proper form under applicable SEC rules.  Submissions recommending candidates for election at an annual meeting of shareholders must be received no later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior year’s annual meeting of shareholders.  If the date of the next annual meeting of shareholders changes more than 30 days from the first anniversary date of the annual meeting of shareholders for the prior year (or if no annual meeting was held in the prior year), the submission must be made a reasonable time before Hollywood Media begins to print and send its proxy statement for the annual meeting.  Recommendations should be submitted to:  Nominating Committee, c/o Laurie S. Silvers, Secretary, Hollywood Media Corp., 2255 Glades Road, Suite 221A, Boca Raton, Florida  33431.

Nominations by Shareholders. If a shareholder desires to submit a proposed nomination of a candidate for election to Hollywood Media’s Board of Directors, such submission and nomination must comply with applicable requirements under Hollywood Media’s Bylaws and SEC rules, including the requirements described in this Proxy Statement below under the caption “Advance Notice Requirements for Proposals and Director Nominations by Shareholders.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Hollywood Media’s directors, executive officers, and persons who own more than 10% of Hollywood Media’s outstanding common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock.  Such persons are required by SEC regulation to furnish Hollywood Media with copies of all such reports they file.

To Hollywood Media’s knowledge, based solely on a review of the copies of such reports furnished to Hollywood Media or written representations that no other reports were required, all Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-10% beneficial owners for the year ended December 31, 2008 have been complied with, other than: one Form 4 to report one transaction in June 2008 that was filed one day after the due date by each of Mitchell Rubenstein and Laurie S. Silvers; and one Form 4 to report two transactions in December 2008 that was filed one day after the due date by each of Mitchell Rubenstein and Laurie S. Silvers.

Code of Ethics

Hollywood Media has adopted a Code of Professional Conduct that applies to all of its officers, directors and employees. This Code of Professional Conduct is available for viewing on our internet website at http://www.hollywoodmedia.com/code_of_conduct.htm under the caption “Code of Professional Conduct.” Hollywood Media’s internet website and any other website mentioned in this Proxy Statement, and the information contained or incorporated therein, are not intended to be incorporated into this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the common stock of Hollywood Media as of November 16, 2009 (or other date as indicated in the footnotes below) by:

•	each person or group known by Hollywood Media to beneficially own more than 5% of the outstanding shares of common stock of Hollywood Media;

•	each director and director nominee of Hollywood Media;

•	each executive officer of Hollywood Media; and

•	all of the current directors and executive officers of Hollywood Media as a group.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)		Percent of Class(2)
Intana Management, LLC	3,193,547	(3)	10.29%
Shannon River Fund Management Co. LLC	3,123,860	(4)	10.07%
CCM Master Qualified Fund, Ltd.	2,868,992	(5)	9.24%
Morgan Stanley	2,408,233	(6)	7.76%
Gruber and McBaine Capital Management, LLC	2,227,984	(7)	7.18%
Mitchell Rubenstein and Laurie S. Silvers	1,816,330	(8)	5.85%
Potomac Capital Management LLC	1,756,553	(9)	5.66%
Dimensional Fund Advisors, LP	1,656,229	(10)	5.34%
Wellington Management Company, LLP and Vanguard Explorer Fund	1,643,923	(11)	5.30%
Stephen Gans	1,620,425	(12)	5.22%
Harry T. Hoffman	83,254	(13)	*
Robert E. McAllan	81,843	(14)	*
Scott Gomez	54,986	(15)	*
Robert D. Epstein	16,000	(16)	*
Spencer Waxman	3,123,860	(17)	10.07%
All directors, director nominees and executive officers of Hollywood Media as a group (8 persons)	6,796,698	(18)	21.90%
_____________

*           Less than 1%

(1)           Except as otherwise noted in the footnotes below, the address of each beneficial owner is in care of Hollywood Media Corp., 2255 Glades Road, Boca Raton, Florida 33431.

(2)           For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person’s or group’s ownership is deemed to include any shares of common stock that such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days are deemed to be outstanding, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  Hollywood Media had 31,037,656 outstanding shares of common stock as of November 16, 2009.

(3)           Based on a Schedule 13G filed with the SEC on November 12, 2008, Intana Management, LLC and Intana Capital Master Fund, Ltd. beneficially own such shares.  The reported business address for these holders is 505 Park Avenue, 3rd Floor, New York, New York 10022.

(4)           Based on a Schedule 13D filed with the SEC on February 26, 2009, Shannon River Fund Management Co. LLC, Shannon River Global Management LLC, Shannon River Partners, LP, Shannon River Partners II, LP, Doonbeg Fund, LP and Shannon River Partners LTD beneficially own, in the aggregate, such shares. The reported business address for these holders is 800 Third Avenue, 30th Floor, New York, New York 10022.

(5)           Based on a Schedule 13D/A filed with the SEC on December 4, 2008, CCM Master Qualified Fund, Ltd., Coghill Capital Management, L.L.C. and Clint D. Coghill have shared voting and shared dispositive power with respect to such shares. The reported business address for these holders is One North Wacker Drive, Suite 4350, Chicago, IL 60606.

(6)           Based on a Schedule 13G/A filed with the SEC on February 17, 2009, Morgan Stanley and Morgan Stanley Capital Services Inc. beneficially own such shares. The reported business address for these holders is 1585 Broadway, New York, NY 10036.

(7)           Based on a Schedule 13G filed with the SEC on January 29, 2009, Gruber and McBaine Capital Management, LLC, Jon D. Gruber, J. Patterson McBaine and Eric B. Swergold have shared voting and shared dispositive power with respect to 1,413,602 shares, and each of Jon D. Gruber, J. Patterson McBaine and Eric B. Swergold has sole voting and sole investment power over 549,997, 264,085 and 300 shares, respectively. The reported business address for these holders is 50 Osgood Place, Penthouse, San Francisco, CA 94133.

(8)           Represents 1,122,790 outstanding shares of common stock which are owned by Mitchell Rubenstein individually (including 13,560 shares held for his account in Hollywood Media’s 401(k) plan) and 693,540 outstanding shares of common stock which are owned individually by Laurie S. Silvers, his wife (including 13,540 shares held for her account in Hollywood Media’s 401(k) plan).

(9)           Based on a Schedule 13G filed with the SEC on August 29, 2008, Potomac Capital Management LLC, Potomac Capital Management Inc. and Paul J. Solit beneficially own such shares, which include an aggregate of 150,000 shares issuable pursuant to exercisable warrants. The reported business address for these holders is 825 Third Avenue, 33rd Floor, New York, New York 10022.

(10)           Based on a Schedule 13G filed with the SEC on February 9, 2009, Dimensional Fund Advisors, LP beneficially owns such shares.  The reported business address for this holder is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

(11)           Based on a Schedule 13G filed with the SEC on February 17, 2009 and a Schedule 13G/A filed with the SEC on February 13, 2009, Wellington Management Company, LP, its capacity as investment advisor, and Vanguard Explorer Fund beneficially own such shares.  The reported business addresses for these holders are 75 State Street, Boston, Massachusetts 02109 and 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, respectively.

(12)           Based on a Schedule 13G filed with the SEC on March 19, 2009, Mr. Gans beneficially owns such shares.  The reported business address for this holder is 1680 Michigan Avenue, Suite 1001, Miami Beach, Florida 33139.

(13)           Represents 13,000 outstanding shares of common stock, and 70,254 shares of common stock issuable pursuant to exercisable options, beneficially owned by Mr. Hoffman.

(14)           Represents 1,408 outstanding shares of common stock, and 80,435 shares of common stock issuable pursuant to exercisable options, beneficially owned by Mr. McAllan.

(15)           Represents 44,986 outstanding shares of common stock (including 4,986 shares held for Mr. Gomez’s account in Hollywood Media’s 401(k) plan), and 10,000 shares of common stock issuable pursuant to exercisable options, beneficially owned by Mr. Gomez.

(16)           Represents 1,000 outstanding shares of common stock, and 15,000 shares of common stock issuable pursuant to exercisable options, beneficially owned by Mr. Epstein.

(17)           Represents shares beneficially owned by Shannon River Fund Management Co. LLC and affiliated entities as described in footnote 4 above.  Mr. Waxman is the Managing Partner of Shannon River Fund Management Co. LLC.

(18)           Represents an aggregate of 6,621,009 outstanding shares of common stock and 175,689 shares of common stock issuable pursuant to exercisable options.

EQUITY COMPENSATION PLAN INFORMATION

Securities authorized for issuance under equity compensation plans.  The following table sets forth information as of December 31, 2008, regarding compensation plans under which equity securities of Hollywood Media are authorized for issuance, aggregated by “Plan category” as indicated in the table:

	AS OF DECEMBER 31, 2008
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price per share of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(1)
	(a)	(b)	(c)
Plan Category:
Equity compensation plans approved by security holders(2)	591,943	$5.24	512,370
Equity compensation plans not approved by security holders(3)	1,989,985	$4.35	-
Total	2,581,928		512,370

(1)           Excluding securities reflected in column “(a).”

(2)           Hollywood Media has four shareholder-approved equity compensation plans: the 2004 Stock Incentive Plan, 2000 Stock Incentive Plan, 1993 Stock Option Plan, and the Directors Stock Option Plan. No additional grants of stock options may be made under the 1993 Stock Option Plan or the Directors Stock Option Plan because the periods for granting options under such plans expired in July 2003 and July 2008, respectively. In addition to stock options, each of the 2004 Stock Incentive Plan and the 2000 Stock Incentive Plan permit the granting of stock awards and other forms of equity compensation and, as of December 31, 2008, the number of shares available for granting additional awards was 282,261 shares under the 2004 Stock Incentive Plan and 226,052 shares under the 2000 Stock Incentive Plan.  Additional information about such plans and awards is provided in Note (3) and other Notes to the Consolidated Financial Statements included in Item 8 of Hollywood Media’s 2008 Form 10-K filed with the SEC.

(3)           Equity compensation not approved by security holders consists primarily of warrants or other equity purchase rights granted to non-employees of Hollywood Media.  Additional information about such equity compensation is provided in Note (3) and other Notes to the Consolidated Financial Statements included in Item 8 of Hollywood Media’s 2008 Form 10-K filed with the SEC.

EXECUTIVE OFFICERS

The following table sets forth certain information concerning each executive officer of Hollywood Media as of the date of this Proxy Statement.

Name	Age	Position

Mitchell Rubenstein	55	Chairman of the Board and Chief Executive Officer

Laurie S. Silvers	57	Vice Chairman of the Board, President and Secretary

Scott A. Gomez	33	Chief Accounting Officer

Hollywood Media’s executive officers are elected by the Board of Directors and serve at the discretion of the Board, subject to the terms and conditions of each officer’s employment agreement with Hollywood Media, if any.

Mitchell Rubenstein.  See “Election of Directors – Nominees and Members of the Board of Directors” above for biographical information about Mitchell Rubenstein.

Laurie S. Silvers.  See “Election of Directors – Nominees and Members of the Board of Directors” above for biographical information about Laurie S. Silvers.

Scott A. Gomez joined Hollywood Media in April 2003 as Vice President of Finance and Accounting, and was appointed Chief Accounting Officer in May 2005. Mr. Gomez is responsible for accounting, financial and tax matters for Hollywood Media and its subsidiaries, including cash management, preparation of financial statements, and SEC reporting. Prior to joining Hollywood Media, Mr. Gomez was a Senior Accountant for Klein & Barreto, P.A., a public accounting firm, from July of 2001 to April of 2003. During his tenure with Klein & Barreto, Mr. Gomez worked closely with Hollywood Media on various matters including taxes. Previously, Mr. Gomez was a Senior Auditor with Arthur Andersen LLP, then a public accounting firm, and held other prior positions with such firm, during the period from August of 1999 to July of 2001. Mr. Gomez graduated from the University of Florida with a Masters of Accounting degree and is a Certified Public Accountant.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Policies and Objectives

Hollywood Media’s executive compensation program, whose principal components generally consist of salary, bonus, and stock options and other stock incentive awards, is designed to achieve the following policies and objectives:

(a)     providing competitive base pay to attract, retain and motivate qualified management;

(b)     delivering performance-based bonuses when results, individual initiative and accomplishments warrant;

(c)     generating returns to shareholders over the long term; and

(d)     aligning management compensation with the achievement of Hollywood Media’s goals and performance.

Management believes that its focus on these policies and objectives will benefit Hollywood Media, and ultimately its shareholders, in the long-term by facilitating Hollywood Media’s ability to attract and retain highly qualified executives who are committed to Hollywood Media’s long-term success.

Role of the Compensation Committee

The Compensation Committee of the Board of Directors of Hollywood Media is responsible for approving, determining and/or making recommendations to the Board of Directors concerning the principal components of executive compensation, including base salaries, bonuses and stock options and other equity awards, for a defined set of upper level executives, including the Chief Executive Officer and the other named executive officers listed in the Summary Compensation Table below (collectively, the “Named Executive Officers”), including base salaries, bonuses, and stock options and other equity awards.  The Compensation Committee reviews the compensation of executive officers periodically, typically on a case by case basis, to assess and determine compensation under applicable considerations, including the compensation policies and objectives noted above.  The Compensation Committee has received input in the past from Hollywood Media’s Chief Executive Officer on the compensation of the Company’s Chief Accounting Officer, including assessments of the Chief Accounting Officer’s performance, particularly related to Mr. Gomez’s contributions to Hollywood Media’s general revenue-generation and cost-cutting efforts, and assistance with the negotiation of the terms of Mr. Gomez’s employment agreement, including salary and bonuses.  In November 2008, the Compensation Committee engaged Pearl Meyer & Partners, LLC, an independent third-party compensation consultant, to review the compensation of the Company’s executive officers with an emphasis on the direct elements of compensation, including salary, short-term incentives (bonus) and long-term incentives (equity).

Setting Executive Compensation

In approving executive officer compensation, the Compensation Committee generally reviews and considers, among other factors, each executive’s scope of responsibility and commitment, level of performance (with respect to specific areas of responsibility and on an overall basis), contributions to Hollywood Media’s achievement of goals and performance, compensation levels at comparable companies and historical compensation levels, and the recommendations, analysis and other relevant information provided by Hollywood Media’s management and/or other resources that the Committee may wish to access. In setting particular compensation levels, the Compensation Committee seeks an appropriate combination of short-term and long-term compensation to provide the executive with retention incentives and motivation for strong future performance.  The appropriate mix to meet these goals may vary from year to year, and from individual to individual, and, in the past, have been negotiated on an arm’s length basis at the time the executive was hired or upon contract renewal.  In making compensation decisions or recommendations, the Compensation Committee does not generally apply any specific (formulaic) relationship between objective measures of corporate performance (such as stock price or financial results) to executive compensation, although the Compensation Committee may from time to time approve compensation arrangements or plans containing a quantitative formula for calculating a bonus or other aspects of compensation, as may be contained in the terms of an employment agreement or other compensation plan, award or arrangement.

Elements of Compensation

Base Salary

The base salary for each of Hollywood Media’s executive officers is targeted to recognize that officer’s unique value, experience, and actual and potential contribution to Hollywood Media’s success.  For 2008, Hollywood Media had three Named Executive Officers: Mitchell Rubenstein, its Chairman and Chief Executive Officer; Laurie S. Silvers, its President; and Scott Gomez, its Chief Accounting Officer.  During 2008, the Named Executive Officers had preexisting employment agreements specifying salary and other compensation, and received salaries as provided in their respective employment agreements.  The Compensation Committee previously approved these existing employment agreements.  For additional information about these agreements, see “Employment Agreements with Named Executive Officers” below.

The current salary structure for Mr. Rubenstein and Ms. Silvers, including their base salaries and provisions for annual cost-of-living adjustments, were established in 2003 pursuant to amendments to their then current employment agreements.  In connection with approving the 2003 amendments, the Compensation Committee considered, among other things, the following factors: (i) various financial and operational achievements of Hollywood Media (and the efforts of Mr. Rubenstein and Ms. Silvers to facilitate such achievements), including but not limited to the launch of Hollywood Media’s digital cable television network and the successful launch and continued growth of MovieTickets.com; (ii) levels of compensation paid to CEOs, Presidents and other executive officers of approximately twenty-two industry competitors and similarly sized companies from entertainment related industries, including Ticketmaster, Imax, Tickets.com, iVillage and TheStreet.com; and (iii) the personal cash flow assistance that Mr. Rubenstein and Ms. Silvers provided Hollywood Media, including, among other things, making available from their personal funds a line of credit for Hollywood Media to draw upon, and personally guaranteeing surety bonds on behalf of Hollywood Media.  The Compensation Committee determined to increase the combined salary and annual bonuses for the Chief Executive Officer and President at a level approximately 10% below the market median benchmark for comparable positions among the industry competitors reviewed.  This determination reflected the Compensation Committee’s decision to take a more conservative stance, given the general climate and concerns surrounding executive compensation at the time that decision was made.

In November 2008, the Compensation Committee engaged Pearl Meyer & Partners, LLC, an independent third-party compensation consultant, to review the compensation of the Company’s executive officers with an emphasis on the direct elements of compensation, including salary, short-term incentives (bonus) and long-term incentives (equity).  A new study was delivered to the Compensation Committee on November 24, 2008 and included a review of twelve publicly traded companies with similar business models and median revenues of $120 million, including Imax, CNET, Internet Brands, Inc., Knot Inc., TheStreet.com and Ediets.com Inc.  Pearl Meyer determined that, while the total compensation levels of the executive officers for 2008 were positioned near the 25th percentile of the market, the base salary levels were positioned near the 75th percentile.  Accordingly, Pearl Meyer recommended no adjustments to base salary and the consideration of short term equity awards for 2008 and long-term equity incentives beginning in 2009.  In addition to the Pearl Meyer study, the Compensation Committee also considered, among other things, the qualifications and performance of Mr. Rubenstein and Ms. Silvers, the value of their institutional knowledge, the Company’s revenues, results, transactions and operations, the need for experienced management in a recession economy as well as management’s positioning of the Company in advance of the recession with significant cash on hand and, most importantly, given the credit crisis, no long-term debt, the exercise of conservative inventory management in the Company’s Broadway Ticketing business, the dividends received from MovieTickets.com in the second quarter of 2008 and expected in the first quarter of 2009 (which was subsequently received), significant cost-cutting implemented by management in 2008, and the Company’s return of cash to shareholders through the Company’s stock repurchase plan.

After giving due consideration to the recommendations contained in the Pearl Meyer study and the various factors discussed above, the Compensation Committee determined that maintaining the base salary of the executive officers at current levels and awarding short-term and long-term equity awards to the Company’s Chief Executive Officer and President would provide a total compensation mix in line with that of the market, at levels appropriate to retain the executive officers, while more appropriately aligning their incentives with those of our shareholders.  For additional information about these equity awards, see “Stock Option Grants and Equity-Based Compensation” and the “2008 Grants of Plan-Based Awards Table” below.

The current salary structure for Scott Gomez, including his base salary and predetermined annual raises, was established in 2005 pursuant to the terms of his existing employment agreement, which was approved by the Compensation Committee upon the recommendation of the Chief Executive Officer, who assisted with the negotiation of the terms of the agreement with Mr. Gomez.

Cash Bonuses

In addition to compensation through base salaries, the Compensation Committee has the authority to grant cash bonus awards and may approve compensation plans or agreements to grant bonuses based on specified terms.  Discretionary bonus awards vary depending on the Compensation Committee’s review and consideration of the factors noted above including the executive officer’s contribution to Hollywood Media’s achievement of its goals.

On April 14, 2008, Scott Gomez received a $25,000 cash bonus, payable in accordance with the terms of his employment agreement.  The Compensation Committee of the Board of Directors did not award any discretionary cash bonuses to the Named Executive Officers in 2008.

Stock Option Grants and Equity-Based Compensation

Management believes that stock options and other equity-based compensation is an important part of its executive compensation program as it serves to provide significant performance incentives to the executive officers and to align the interests of the executive officers with the interests of Hollywood Media’s stockholders.  The Compensation Committee has historically granted stock options to employees upon the commencement of their employment, as deemed appropriate.  However, due to the increased volatility of Hollywood Media’s stock price, the Compensation Committee did not grant stock options to employees in 2008 and has not awarded stock options to an executive officer since December 2005, but may reconsider doing so in the future.

The Compensation Committee and the Stock Option Committee act as the administrators of Hollywood Media’s equity compensation plans for executives and other employees, which plans include the 2000 Stock Incentive Plan and the 2004 Stock Incentive Plan.  The Committees’ functions include, among other things: (i) selecting plan participants; (ii) determining the timing of any awards under the plans; (iii) determining the types of awards to be granted under the plans; (iv) determining the amount of awards to be granted to each participant under the plans; and (v) determining the exercise price, vesting and other terms of the awards granted under the plans.

As further described in the compensation tables below, during the fiscal year ended December 31, 2008, the Compensation Committee granted stock awards to Mr. Rubenstein and Ms. Silvers on December 22, 2008. These grants of 100,000 fully vested shares of common stock and 400,000 restricted shares of common stock were made under Hollywood Media’s 2004 Stock Incentive Plan.  In making its assessments regarding these stock awards to Mr. Rubenstein and Ms. Silvers, the Compensation Committee considered a variety of factors and performance measures, including the overall performance and financial health of the Company.  Based on its overall assessment, the 100,000 fully vested shares were awarded in recognition of their respective contributions to Hollywood Media’s performance and their dedication and loyalty to Hollywood Media and the 400,000 restricted shares were intended to create forward-looking performance and retention incentives beyond the grant date.  In deciding to make the long-term incentive grants, the Compensation Committee considered the fact that the prior long-term incentive stock awards granted several years ago recently became fully vested, thereby providing no further retention strength.  In determining the size of the grant, the Compensation Committee considered a variety of factors, including the importance of these executives to the near term and long-term success of the Company, competitive market pay data provided by the Compensation Committee’s independent compensation consultant, and the magnitude of incentive being created to increase the value of the Company.  In selecting the design features of the grants, the Committee wanted to ensure a strong linkage to Company performance and shareholder value creation.  The Compensation Committee ultimately determined to grant a lower aggregate number of shares than the competitive market data suggested, reflecting their decision to take a more conservative stance given the current economic climate.  The Compensation Committee also included more performance-based criteria in the stock grants than the peer companies reviewed in an effort to more appropriately align the incentives of the executives with the Company’s shareholders.

Other Benefits

Perquisites

Although perquisites are not a primary aspect of Hollywood Media’s executive compensation, Hollywood Media provided its Named Executive Officers with the following perquisites during 2008:

Automobile Allowance.  The employment agreement between Hollywood Media and Mitchell Rubenstein provides that Mr. Rubenstein is entitled to an automobile allowance of $650 per month.  In addition, the employment agreement between Hollywood Media and Laurie S. Silvers provides that Ms. Silvers is entitled to an automobile allowance of $650 per month.

Insurance Coverage.  Hollywood Media provides the Named Executive Officers and their dependants with medical, dental, disability and life insurance coverage at the sole expense of Hollywood Media.

401(k) Plan

Hollywood Media maintains a 401(k) retirement savings plan (the “Plan”) for all of its full time employees, including the Named Executive Officers, who have completed six (6) months of employment with Hollywood Media or any of its subsidiaries.  Each participant may contribute to the Plan up to a specified portion of his or her pre-tax gross compensation in accordance with the Plan’s limitations (but not greater than the statutorily prescribed limit). Amounts contributed by employee participants in accordance with the Plan requirements and earnings on such contributions are fully vested. The contributions by employees to the Plan may be invested in such investments as selected by each participant from the investment choices provided under the Plan (but may not be invested in securities of Hollywood Media).

The Plan permits, but does not require, Hollywood Media to make additional contributions on behalf of the participating employees in the form of cash and/or property (including without limitation shares of common stock of Hollywood Media), as determined by Hollywood Media in its discretion.  Hollywood Media will determine on an annual basis whether a matching contribution will be made and, if so, at what level of contribution.  For the fiscal year ended December 31, 2008, Hollywood Media elected to make a matching contribution for each participating employee equal to half of the first 8% of the employee’s deferral, payable in shares of common stock of Hollywood Media.  The matching contributions vest 25% per year of employment of the participating employee, with such employee becoming fully vested in any matching contributions after four years of employment.

Policy on Deductibility of Compensation

Section 162(m) of the U.S. Internal Revenue Code generally limits the tax deduction to public companies for annual compensation in excess of $1.0 million paid to an executive who is the chief executive officer or who is one of its other four most highly compensated executive officers.  However, compensation which qualifies as “performance-based” is excluded from the $1.0 million limit if, among other requirements, the compensation is payable upon attainment of pre-established, objective performance goals under a plan approved by stockholders (stock options often qualify for such exclusion). It is the policy of Hollywood Media’s management and the Compensation Committee to consider potential adverse impact of Section 162(m) on Hollywood Media in connection with structuring executive compensation and, if and to the extent deemed necessary and appropriate under the circumstances, take steps intended to limit such adverse impact, while at the same time preserving the objective of providing compensation including incentive or equity-based awards as deemed appropriate by the Committee. The Compensation Committee intends to coordinate with management in evaluating the applicability and implications of Section 162(m) to Hollywood Media’s compensation programs and arrangements, but also intends to retain the flexibility necessary to provide cash and other compensation consistent with Hollywood Media’s compensation objectives.

Compensation Committee Report

Hollywood Media’s Compensation Committee has reviewed and discussed the above “Compensation Discussion and Analysis” with management and, based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

Harry T. Hoffman, Chairman
Robert D. Epstein

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of Hollywood Media’s Named Executive Officers for each of the three fiscal years ended December 31, 2008, 2007 and 2006, respectively:

Name and Principal Position	Year	Salary		Bonus		Stock Awards		All Other Compensation		Total

Mitchell Rubenstein	2008	$460,657		$51,000	(1)	$243,750	(2)	$24,655	(3)	$780,062
Chief Executive Officer	2007	$382,413	(4)	-		$535,650	(5)	$22,580	(6)	$940,643
	2006	$424,356		$250,000		$325,000	(7)	$20,847	(8)	$1,020,203

Laurie S. Silvers	2008	$403,075		$51,000	(1)	$243,750	(2)	$32,511	(9)	$730,336
President	2007	$334,612	(4)	-		$439,900	(10)	$29,059	(11)	$803,571
	2006	$371,312		$150,000		$325,000	(7)	$26,555	(12)	$872,867

Scott Gomez	2008	$284,134		$321,473		-		$20,123	(13)	$625,730
Chief Accounting Officer	2007	$217,308		$125,000		$76,600	(14)	$26,938	(15)	$446,846
	2006	$192,404		$150,000		-		-	(16)	$342,404

(1)
Bonus includes 50,000 shares awarded by the Compensation Committee on December 22, 2008 in recognition of the executives’ respective contributions to Hollywood Media’s growth to date and their dedication and loyalty to Hollywood Media, valued in accordance with FAS 123R at $51,000 based on the $1.02 closing market price per share on the date of grant.

(2)
Stock awards include the vesting during the 2008 fiscal year of 75,000 shares of restricted common stock originally granted in August 2004, valued in accordance with FAS 123R at $243,750 based on the $3.25 closing market price per share of Hollywood Media’s common stock as of August 19, 2004, the date immediately preceding the grant date. A total of 400,000 shares of restricted common stock were granted to the executive on August 20, 2004, which shares vested over four years at the rate of 25,000 shares (or 6.25%) per calendar quarter, commencing with the first vesting on October 1, 2004.  As of December 31, 2008, there were no unvested shares remaining under this grant.

(3)
Represents (a) a matching contribution under Hollywood Media’s 401(k) plan of $9,200, consisting of 9,200 shares of common stock of Hollywood Media valued using the closing market price per share as of the last trading day of 2008, (b) an automobile allowance of $7,800 payable in accordance with the terms of the executive’s employment agreement, and (c) $7,655 in medical, dental and disability insurance premiums, provided in accordance with the terms of the executive’s employment agreement.

(4)	Excludes $76,080 and $66,570 of base salary voluntarily forgone by Mr. Rubenstein and Ms. Silvers, respectively, as previously announced on October 1, 2007.

(5)
Stock awards include (a) 55,000 shares awarded by the Compensation Committee on August 30, 2007 in recognition of the executive’s contribution to the sale of the assets of Hollywood Media’s wholly-owned subsidiary Showtimes.com, Inc. on August 24, 2007 (the “Showtimes Sale”), valued in accordance with FAS 123R at $210,650 based on the $3.83 closing market price per share on the date of grant and (b) the vesting during the 2007 fiscal year of 100,000 shares of restricted common stock originally granted in August 2004 as described in note 2 above, valued in accordance with FAS 123R at $325,000 based on the $3.25 closing market price per share of Hollywood Media’s common stock as of August 19, 2004, the date immediately preceding the grant date.

(6)
Represents (a) a matching contribution under Hollywood Media’s 401(k) plan of $8,853, consisting of 3,053 shares of common stock of Hollywood Media valued using the closing market price per share as of the last trading day of 2007, (b) an automobile allowance of $7,800 payable in accordance with the terms of the executive’s employment agreement, and (c) $5,927 in medical, dental and disability insurance premiums, provided in accordance with the terms of the executive’s employment agreement.

(7)
Stock awards include the vesting during the 2006 fiscal year of 100,000 shares of restricted common stock originally granted in August 2004 as described in note 2 above, valued in accordance with FAS 123R at $325,000 based on the $3.25 closing market price per share of Hollywood Media’s common stock as of August 19, 2004, the date immediately preceding the grant date.

(8)
Represents (a) a matching contribution under Hollywood Media’s 401(k) plan of $7,500, consisting of 1,786 shares of common stock of Hollywood Media valued using the closing market price per share as of the last trading day of 2006, (b) an automobile allowance of $7,800 payable in accordance with the terms of the executive’s employment agreement, and (c) $5,547 in medical, dental and disability insurance premiums, provided in accordance with the terms of the executive’s employment agreement.

(9)
Represents (a) a matching contribution under Hollywood Media’s 401(k) plan of $9,200, consisting of 9,200 shares of common stock of Hollywood Media valued using the closing market price per share as of the last trading day of 2008, (b) an automobile allowance of $7,800 payable in accordance with the terms of the executive’s employment agreement, and (c) $15,511 in medical, dental and disability insurance premiums, provided in accordance with the terms of the executive’s employment agreement.

(10)
Stock awards include (a) 30,000 shares awarded by the Compensation Committee on August 30, 2007 in recognition of the executive’s contribution to the Showtimes Sale, valued in accordance with FAS 123R at $114,900 based on the $3.83 closing market price per share on the date of grant and (b) the vesting during the 2007 fiscal year of 100,000 shares of restricted common stock originally granted in August 2004 as described in note 2 above, valued in accordance with FAS 123R at $325,000 based on the $3.25 closing market price per share of Hollywood Media’s common stock as of August 19, 2004, the date immediately preceding the grant date.

(11)
Represents (a) a matching contribution under Hollywood Media’s 401(k) plan of $8,795, consisting of 3,033 shares of common stock of Hollywood Media valued using the closing market price per share as of the last trading day of 2007, (b) an automobile allowance of $7,800 payable in accordance with the terms of the executive’s employment agreement, and (c) $12,464 in medical, dental and disability insurance premiums, provided in accordance with the terms of the executive’s employment agreement.

(12)
Represents (a) a matching contribution under Hollywood Media’s 401(k) plan of $7,500, consisting of 1,786 shares of common stock of Hollywood Media valued using the closing market price per share as of the last trading day of 2006, (b) an automobile allowance of $7,800 payable in accordance with the terms of the executive’s employment agreement, and (c) $11,255 in medical, dental and disability insurance premiums, provided in accordance with the terms of the executive’s employment agreement.

(13)
Represents (a) a matching contribution under Hollywood Media’s 401(k) plan of $7,138, consisting of 7,138 shares of common stock of Hollywood Media valued using the closing market price per share as of the last trading day of 2008, and (b) $12,985 in medical, dental and disability insurance premiums, provided in accordance with the terms of the executive’s employment agreement.

(14)
Stock awards include 20,000 shares awarded by the Compensation Committee on August 30, 2007 in recognition of the executive’s contribution to the Showtimes Sale, valued in accordance with FAS 123R at $76,600 based on the $3.83 closing market price per share on the date of grant.

(15)
Represents (a) a matching contribution under Hollywood Media’s 401(k) plan of $7,106, consisting of 2,450 shares of common stock of Hollywood Media valued using the closing market price per share as of the last day of 2007, (b) an transportation allowance of $10,320 paid by Hollywood Media on behalf of the executive during the first two quarters of 2007, and (c) $9,512 in medical, dental and disability insurance premiums, provided in accordance with the terms of the executive’s employment agreement.

(16)
As permitted under Item 402 of Regulation S-K, perquisites and other personal benefits less than the applicable reporting threshold have been excluded.  Such amounts may be excluded under the rule if the aggregate amount of such compensation is less than $10,000.

2008 Grants of Plan-Based Awards Table

The following table provides information about grants of awards to Named Executive Officers during 2008 under Hollywood Media’s shareholder-approved equity compensation plans:

		Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units		Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Target (#)		(#)		($)
Mitchell Rubenstein	12/22/2008	--		50,000	(1)	51,000	(1)
	12/22/2008	166,667	(2)	83,333	(2)	255,000	(2)

Laurie S. Silvers	12/22/2008	--		50,000	(1)	51,000	(1)
	12/22/2008	100,000	(2)	50,000	(2)	153,000	(2)
____________________

(1)
These stock awards were grants of fully vested shares of common stock, which were awarded by the Compensation Committee upon due consideration of the recommendations of compensation consultants Pearl Meyer & Partners, LLC in recognition of the executive’s contributions to Hollywood Media’s growth to date and their dedication and loyalty to Hollywood Media.  The Grant Date Fair Value in the table was valued in accordance with FAS 123R based on the $1.02 closing market price per share on the date of grant.

(2)
These stock awards were grants of restricted shares of common stock, which were awarded by the Compensation Committee upon due consideration of the recommendations of compensation consultants Pearl Meyer & Partners, LLC.  Neither executive shall sell, assign, exchange, transfer, pledge, hypothecate or otherwise dispose of or encumber any of the restricted shares granted to such executive until such shares have vested.  The restricted shares will vest as follows, provided that the respective executive remains employed by Hollywood Media on such vesting dates: (a) one-third of the issued shares will vest at the rate of 25% per year on each of the first through fourth anniversaries of the date of grant, such that these shares will be fully vested on the fourth anniversary of the date of grant, assuming continued employment of the executives by Hollywood Media; (b) one-third of the issued shares will vest if, at any time prior to the fourth anniversary of the date of grant, Hollywood Media achieves EBITDA greater than zero for either (A) each of two consecutive fiscal quarters or (B) any three quarters in any 15-month period, in each case beginning with the fourth fiscal quarter of 2008; and (c) one-third of the issued shares will vest if, at any time prior to the fourth anniversary of the date of grant, the closing price of Hollywood Media’s Common Stock exceeds $2.00 per share for at least 10 consecutive trading days after the date of grant.  The Grant Date Fair Value in the table was valued in accordance with FAS 123R based on the $1.02 closing market price per share on the date of grant.  Notwithstanding the foregoing, with respect to each executive, any unvested restricted shares granted to such executive shall immediately vest in full upon a “Change of Control” of Hollywood Media (as defined in the employment agreement between such executive and Hollywood Media), or in the event that the employment of such executive is terminated by Hollywood Media other than for “Cause” or by such executive for “Good Reason” (in each case as such term is defined in the employment agreement between such executive and Hollywood Media) at any time prior to the fourth anniversary of the date of grant.

Employment Agreements with Named Executive Officers

Employment Agreements with Chief Executive Officer and President. In 1993, Hollywood Media entered into employment agreements with each of Mitchell Rubenstein, to serve as Chairman and Chief Executive Officer, and Laurie S. Silvers, to serve as Vice Chairman and President.  The current terms of these agreements, as amended, are described below. These agreements were last amended and restated in December 2008.  In deciding to renew the contracts of Mr. Rubenstein and Ms. Silvers in December 2008, the Compensation Committee considered the compensation study received from Pearl Meyer & Partners, LLC in November 2008 and, among other things, the qualifications and performance of Mr. Rubenstein and Ms. Silvers, the value of their institutional knowledge, the Company’s revenues, results, transactions and operations, the need for experienced management in a recession economy as well as management’s positioning of the Company in advance of the recession with significant cash on hand and, most importantly, given the credit crisis, no long-term debt, the exercise of conservative inventory management in the Company’s Broadway Ticketing business, the dividends received from MovieTickets.com in the second quarter of 2008 and expected in the first quarter of 2009 (which was subsequently received), significant cost-cutting implemented by management in 2008, and the Company’s return of cash to shareholders through the Company’s stock repurchase plan.

Pursuant to the amended and restated employment agreements dated December 2008, the terms of both agreements were extended through December 31, 2010. The terms of each of the employment agreements are automatically extended for successive one-year terms unless Hollywood Media or the executive officer gives written notice to the other at least 90 days prior to the then-scheduled expiration date.  Each of the employment agreements provides for an annual salary (subject to automatic cost-of-living increases based on changes in the consumer price index), additional cash bonuses as determined by the Compensation Committee or the Board of Directors from time to time at their discretion, and an automobile allowance of $650 per month.  Pursuant to the amended and restated employment agreements dated December 2008, the current annual salary rates are $464,834 for Mr. Rubenstein and $406,730 for Ms. Silvers.

Pursuant to amendments made in 2004 to these employment agreements, the Chief Executive Officer and the President were each granted 400,000 shares of restricted common stock of Hollywood Media, issued under Hollywood Media’s shareholder-approved 2000 Stock Incentive Plan, which shares vest over the course of four years at the rate of 25,000 shares (or 6.25%) on the first day of each calendar quarter until fully vested, commencing in the fourth quarter of 2004, subject to accelerated vesting upon certain events including a Change of Control, the termination of the executive’s employment without cause, or the resignation of the executive within 60 days after the occurrence of “Good Reason” (as defined in the employment agreements). These shares were fully vested as of July 1, 2008.

Employment Agreement with Chief Accounting Officer. On May 19, 2005, Hollywood Media entered into an employment agreement with Scott Gomez, the Chief Accounting Officer of Hollywood Media.  The term of employment expires on April 13, 2010, unless terminated earlier, subject to automatic extensions for additional one-year periods unless any party gives notice of termination at least thirty days prior to the expiration date. Compensation under the agreement includes annual base salary of $175,000 effective as of April 14, 2005, subject to annual salary increases of $25,000, a $25,000 cash bonus within ten days of the signing of the agreement as well as annual $25,000 cash bonuses on each anniversary date of his employment with Hollywood Media, and a grant of options to purchase 25,000 shares of Hollywood Media’s common stock at a price equal to the closing sale price of the common stock on the trading day immediately preceding the date of the employment agreement.  The options were fully vested on the date of grant and have a five-year term.

On August 9, 2006, Hollywood Media and Mr. Gomez amended and restated the original five-year employment agreement.  In addition to the terms of the original employment agreement, the amended and restated employment agreement provides that, if a “Change of Control” (which is defined in the employment agreement) occurs during the term of employment, then Mr. Gomez will be entitled to receive a cash payment equal to the salary and annual bonuses payable to Mr. Gomez under the agreement for the two year period following the date of such Change of Control (the “Change of Control Payment”), with 50% of the Change of Control Payment payable upon the date of the Change of Control and 50% of the Change of Control Payment to be paid to Mr. Gomez six months after the date of the Change of Control.  As a condition to receiving the second 50% of the Change of Control Payment, Mr. Gomez is required to continue his employment during a period of at least six months following the date of the Change of Control irrespective of the length of time remaining on the term of the agreement, which was extended by Hollywood Media to one year following the date of the Change of Control in accordance with the terms of the employment agreement (the “Required Employment Period”).  During the Required Employment Period, the base salary payable to Mr. Gomez in accordance with the terms of the employment agreement shall be increased by 50%.  If Mr. Gomez’s employment is terminated without Cause or for Good Reason during the Required Employment Period, Mr. Gomez would be entitled to receive a lump sum payment equal to (a) any unpaid portion of the Change of Control Payment plus (b) the unpaid portion of the aggregate increased base salary that would have been payable to him during the Required Employment Period if such termination had not occurred.  Upon the expiration of the Required Employment Period, Mr. Gomez’s employment will continue under the terms of the employment agreement without the 50% base salary increase, and he will not be entitled to any termination payments if his employment is terminated without Cause or for Good Reason.

As defined in Mr. Gomez’s employment agreement, a “Change of Control” includes, among other factors, the sale of 50% or more of the stock or assets of any two of Hollywood Media’s divisions known as Broadway Ticketing, Data Business or Hollywood.com.  On August 21, 2008, payment of the Change of Control Payment was triggered upon the sale of the Hollywood.com Business, which followed the previous sale by Hollywood Media of its Data Business (comprised of the sales of the Baseline StudioSystems and Showtimes businesses in August 2006 and August 2007, respectively).  Accordingly: (i) Mr. Gomez received a Change of Control Payment equal to $592,945, with 50% paid on August 21, 2008 and 50% paid on February 21, 2009; (ii) the annual salary rate paid to Mr. Gomez during the Required Employment Period referenced above, which ran from August 21, 2008 through August 20, 2009, was increased by 50%; and (iii) the current annual salary rate for Mr. Gomez is $275,000.

Additional terms of the employment agreements with the Named Executive Officers are described below under the caption “Potential Payments upon Termination or Change-in-Control.” For additional information about the sale of the Hollywood.com Business referenced above, see “Transactions with Related Persons” below.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table sets forth information regarding outstanding option and stock awards held by the Named Executive Officers at December 31, 2008:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)

Mitchell Rubenstein	-	-	-	-	-	83,333	$83,333	(1)	166,667	$166,667	(1)

Laurie S. Silvers	-	-	-	-	-	50,000	$50,000	(1)	100,000	$100,000	(1)

Scott Gomez	25,000	-	-	$4.44	5/19/2009	-	-		-	-
	10,000	-	-	$4.28	12/28/2010

(1)           The market value of the unvested shares of Hollywood Media’s common stock is based on the closing price per share as of December 31, 2008, which was $1.00.

Option Exercises and Stock Vested in 2008

The following table sets forth information regarding each exercise of stock options and vesting of restricted stock that occurred during 2008 for each of Hollywood Media’s Named Executive Officers on an aggregated basis:

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

Mitchell Rubenstein	81,000	82,620	(1)	75,000	(2)	$197,000	(3)

Laurie S. Silvers	-	-		75,000	(2)	$197,000	(3)

Scott Gomez	20,000	32,400	(4)	-		-

(1)           Represents the difference between the market price of the underlying shares on the June 23, 2008 exercise date, based on the closing price per share of $2.32 as of such date, and the $1.30 per share exercise price of the options.

(2)           Represents the portion of the 400,000 shares of restricted common stock that were granted to the named officer on August 20, 2004 that vested during the fiscal year ended December 31, 2008.  As of December 31, 2008, there were no unvested shares remaining under this issuance.

(3)           The aggregate dollar amount realized upon vesting is based on the closing price per share of Hollywood Media’s common stock on the last trading date prior to each of the vesting dates that occurred during the fiscal year ended December 31, 2008, as follows: (a) 25,000 shares vested on January 1, 2008, valued at $73,258 based on a closing price of $2.93 per share; (b) 25,000 shares vested on April 1, 2008, valued at $62,000 based on a closing price of $2.48 per share; and (c) 25,000 shares vested on July 1, 2008, valued at $61,750 based on a closing price of $2.47 per share.

(4)            Represents the difference between the market price of the underlying shares on the April 21, 2008 exercise date, based on the closing price per share of $2.50 as of such date, and the $0.88 per share exercise price of the options.

Pension Benefits

Hollywood Media does not provide pension arrangements or post-retirement health coverage for its executives or employees.  It does provide a 401(k) retirement savings plan (the “Plan”) for all of its full time employees, including the Named Executive Officers, who have completed six (6) months of employment with Hollywood Media or any of its subsidiaries.  Each participant may contribute to the Plan up to a specified portion of his or her pre-tax gross compensation in accordance with the Plan’s limitations (but not greater than the statutorily prescribed limit). Amounts contributed by employee participants in accordance with the Plan requirements and earnings on such contributions are fully vested. The contributions by employees to the Plan may be invested in such investments as selected by each participant from the investment choices provided under the Plan (but may not be invested in securities of Hollywood Media).

The Plan permits, but does not require, Hollywood Media to make additional contributions on behalf of the participating employees in the form of cash and/or property (including without limitation shares of common stock of Hollywood Media), as determined by Hollywood Media in its discretion.  Hollywood Media will determine on an annual basis whether a matching contribution will be made and, if so, at what level of contribution.  For the fiscal year ended December 31, 2008, Hollywood Media elected to make a matching contribution for each participating employee equal to half of the first 8% of the employee’s deferral, payable in shares of common stock of Hollywood Media.  The matching contributions vest 25% per year of employment of the participating employee, with such employee becoming fully vested in any matching contributions after four years of employment.

Nonqualified Deferred Compensation

Hollywood Media does not provide any nonqualified defined contribution or other deferred compensation plans.

Potential Payments Upon Termination or Change-in-Control

Mitchell Rubenstein – Chief Executive Officer

Pursuant to the current employment agreement between Hollywood Media and Mitchell Rubenstein, discussed under the caption “Employment Agreements with Named Executive Officers” above, upon a termination of Mr. Rubenstein’s employment by Hollywood Media for Mr. Rubenstein’s disability or for any reason other than death or “Cause” (as defined in the employment agreement) or upon a termination of Mr. Rubenstein’s employment by Mr. Rubenstein for “Good Reason” (as defined in the employment agreement), Mr. Rubenstein will be entitled to receive a lump sum payment equal to his then current salary until the expiration of the then current term of the employment agreement or for 12 months, whichever is greater.  For purposes of this agreement, a termination by Hollywood Media of Laurie S. Silvers’ employment without Cause will constitute a termination without Cause of Mr. Rubenstein.  In the event of a termination of employment by Hollywood Media as a result of Mr. Rubenstein’s death, Mr. Rubenstein’s estate will be entitled to receive a lump sum payment equal to one year’s base salary plus a pro rata portion of any bonus to which Mr. Rubenstein would have been entitled.  Assuming that Mr. Rubenstein’s employment was terminated by Hollywood Media on December 31, 2008 without Cause or as a result of Mr. Rubenstein’s disability, Mr. Rubenstein would be entitled to receive a lump sum payment equal to $929,668 (representing his then current salary through the December 31, 2010, the expiration of the then current term) and approximately $15,310 in insurance coverage for termination as a result of disability.  Assuming that this agreement was terminated on December 31, 2008 as a result of Mr. Rubenstein’s death, Mr. Rubenstein’s estate would be entitled to receive a lump sum payment of $464,834.

Under Mr. Rubenstein’s current employment agreement, if Mr. Rubenstein is affiliated with Hollywood Media on the date of a “Change of Control” (as defined in his employment agreement), Mr. Rubenstein will receive a lump sum payment equal to three times his “base period income,” to be paid within 5 days of the date of the Change of Control.  As defined in his employment agreement, “base period income” shall be the sum of (i) the base salary paid or payable to Mr. Rubenstein with respect to the last fiscal year ending before the date of the Change of Control, and (ii) the greater of (x) Mr. Rubenstein’s bonus (both cash and stock) for the last fiscal year ending before the date of the Change of Control and (y) Mr. Rubenstein’s bonus (both cash and stock) for the second fiscal year preceding such date.  Assuming the occurrence of a Change of Control on December 31, 2008, Mr. Rubenstein would be entitled to receive a lump sum payment of $2,312,502.

Under Mr. Rubenstein’s current employment agreement, a “Change of Control” shall be deemed to have taken place if (i) any person, or more than one person acting as a group as defined in Treas. Reg. section 1.409A-3(i)(5)(v)(B), acquires Hollywood Media stock (or has acquired such stock within a 12-month period ending on the date of the most recent acquisition by such person or persons) having 30% or more of the combined voting power of the then outstanding stock of Hollywood Media (other than as a result of an issuance of securities initiated by Hollywood Media, or open market purchases approved by the Board, as long as the majority of the Board approving the purchases is the majority at the time the purchases are made), (ii) a majority of the persons who were directors of Hollywood Media before such transactions shall be replaced by directors whose appointment was not endorsed by the Board before such appointment, as the direct or indirect result of or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, or (iii) any one person, or more than one person acting as a group as defined in Treas. Reg. section 1.409A-3(i)(5)(v)(B), acquires (or has acquired within the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from Hollywood Media having a total gross fair market value equal to or greater than 40% of the total gross fair market value of the assets of Hollywood Media immediately before such acquisition or acquisitions.

Laurie S. Silvers – President

The current employment agreement between Hollywood Media and Laurie S. Silvers, discussed under the caption “Employment Agreements with Named Executive Officers” above, contains termination provisions that are identical to the termination provisions described above for Mr. Rubenstein.  Assuming that Ms. Silvers’ employment was terminated by Hollywood Media on December 31, 2008 without Cause or as a result of Ms. Silvers’ disability, Ms. Silvers would be entitled to receive a lump sum payment equal to $813,460 (representing her then current salary through the December 31, 2010, the expiration of the then current term) and approximately $31,022 in insurance coverage for termination as a result of disability.  Assuming that this agreement was terminated on December 31, 2008 as a result of Ms. Silvers’ death, Ms. Silvers’ estate would be entitled to receive a lump sum payment of $406,730.

Ms. Silvers’ current employment agreement also contains Change of Control provisions that are identical to the Change of Control provisions described above for Mr. Rubenstein.  Assuming the occurrence of a Change of Control on December 31, 2008, Ms. Silvers would be entitled to receive a lump sum payment of $1,832,187.

Scott Gomez – Chief Accounting Officer

Pursuant to the current employment agreement between Hollywood Media and Scott Gomez, discussed under the caption “Employment Agreements with Named Executive Officers” above, a “Change of Control” is defined to include, among other factors, the sale of 50% or more of the stock or assets of any two of Hollywood Media’s divisions known as Broadway Ticketing, Data Business or Hollywood.com.  On August 21, 2008, a Change of Control occurred under Mr. Gomez’s employment agreement as a result of the sale of the Hollywood.com Business, which followed the previous sale by Hollywood Media of its Data Business (comprised of the sales of the Baseline StudioSystems and Showtimes businesses in August 2006 and August 2007, respectively).  (For additional information about the sale of the Hollywood.com Business, see “Transactions with Related Persons” below.)  Accordingly, Mr. Gomez was owed a “Change of Control Payment” of $592,945, which in accordance with the terms of the employment agreement was equal to the salary and annual bonuses payable to Mr. Gomez under the agreement for the two year period following the date of the Change of Control.  In accordance with the terms of the employment agreement, 50% of the Change of Control Payment (less applicable payroll deductions) was paid to Mr. Gomez on August 21, 2008, and the remaining 50% of the Change of Control Payment was paid on February 21, 2009.

As a condition to receiving the second 50% of the Change of Control Payment, Mr. Gomez was required to continue his employment through February 21, 2009.  During the Required Employment Period and any extension thereof, the base salary payable to Mr. Gomez in accordance with the terms of the employment agreement was increased by 50%.  If Mr. Gomez’s employment was terminated without Cause or for Good Reason (as each term is defined in the Employment Agreement) during the Required Employment Period, Mr. Gomez would have been entitled to receive a lump sum payment equal to (a) any unpaid portion of the Change of Control Payment plus (b) the unpaid portion of the aggregate increased base salary that would have been payable to him during the Required Employment Period if such termination had not occurred.  Upon the expiration of the Required Employment Period on August 21, 2009, Mr. Gomez’s employment continued under the terms of the employment agreement without the 50% base salary increase, and he is not be entitled to any termination payments if his employment is terminated without Cause or for Good Reason.  Assuming that Mr. Gomez’s employment was terminated without Cause or for Good Reason on December 31, 2008 and that Hollywood Media had not extended the Required Employment Period beyond February 21, 2009, Mr. Gomez would have been entitled to receive (less applicable payroll deductions): (i) the remaining Change of Control Payment of $296,473; and (ii) the increased salary of approximately $54,167 payable through February 21, 2009.

2008 Director Compensation

The following table sets forth information regarding the compensation received by each of Hollywood Media’s Directors during 2008:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total

Mitchell Rubenstein, Chairman(1)	-	-	-	-	-	-	-

Laurie S. Silvers, Vice Chairman(1)	-	-	-	-	-	-	-

Harry T. Hoffman	$63,500	-	-	-	-	-	$63,500

Robert E. McAllan	$59,000	-	-	-	-	-	$59,000

Deborah J. Simon	$29,500	-	-	-	-	-	$29,500

Robert D. Epstein	$36,500	-	-	-	-	-	$36,500

Spencer Waxman(2)	-	-		-	-	-	-

(1)
Ms. Silvers and Mr. Rubenstein are executive officers and employees of Hollywood Media, and their compensation is reported separately above in this “Executive Compensation” portion of this Proxy Statement, prior to this “Director Compensation” discussion.

(2)	Mr. Waxman first became a Director upon his election to the Board of Directors at Hollywood Media’s Annual Meeting of Shareholders held on December 18, 2008.

The table below shows the aggregate number of shares subject to all outstanding stock options held by the named directors as of December 31, 2008, including options granted during 2008 and prior years, all of which options were granted under the Directors Stock Option Plan for non-employee directors (described below).

Name	Total Options Held at 12/31/2008 (# of shares)
Harry T. Hoffman	70,254
Robert E. McAllan	80,435
Deborah J. Simon	85,254
Robert D. Epstein	15,000

Retainer and Meeting Fees

Directors of Hollywood Media who are neither employees nor consultants (“non-employee directors”) are compensated at the rate of $2,500 for each meeting of the Board of Directors attended in person, $500 for each meeting of the Board attended by telephone, and $500 for each committee meeting attended. Directors are reimbursed for travel and lodging expenses in connection with their attendance at meetings.  In addition, commencing January 1, 2008, non-employee directors are paid $25,000 per year of service on the Board, and the chairman of any committee of the Board is paid an additional $25,000 per year of service as chairman.  The current committee chairmen are Robert McAllan, who is Chairman of the Audit Committee, and Harry Hoffman, who is Chairman of the Compensation Committee.

Directors Stock Option Plan

Hollywood Media’s shareholder-approved Directors Stock Option Plan (the “Directors Plan”) was initially adopted in 1993, was subsequently amended, and has been approved by Hollywood Media’s shareholders. No stock options may be granted under the Directors Plan after July 1, 2008. The Directors Plan continues in effect until all options granted thereunder have expired or been exercised, unless the Directors Plan is terminated at an earlier time.

The Directors Plan provides for grants of stock options, subject to availability of shares under the plan, to each non-employee director, as follows: (1) an initial grant of an option to purchase 15,000 shares of common stock at the time such person first becomes appointed to the Board, and (2) an annual grant of an option to purchase 15,000 shares of common stock on the date of each annual meeting of Hollywood Media’s shareholders at which the director is reelected.  In December 2007, the Board of Directors elected to temporarily suspend such annual option issuances until such time that the Board determines to reserve additional shares of common stock for issuance upon exercise of options granted under the Directors Stock Option Plan.  During the year ended December 31, 2008, no options were granted, exercised, cancelled or expired under the Directors Stock Option Plan.

The maximum aggregate number of shares of common stock that may be issued pursuant to options granted under the Directors Plan is 300,000, and options are currently outstanding for an aggregate of 295,943 shares.

The exercise price per share of any option granted under the Directors Plan is the “Fair Market Value” per share of common stock (based on the prevailing stock market price per share of common stock, as defined in the Directors Plan) on the date preceding the date the option is granted. These options become exercisable six months after the date of grant and expire ten years after the date of grant, subject to earlier termination upon certain conditions as provided in the plan. The Board of Directors, in its discretion, may cancel all options granted under the Directors Plan that remain unexercised on the date of consummation of certain corporate transactions described in the Directors Plan.

Compensation Committee Interlocks and Insider Participation.

The current members of Hollywood Media’s Compensation Committee are Harry T. Hoffman and Robert D. Epstein.  The members of the Compensation Committee during 2008 were Mr. Hoffman, Mr. Epstein and Deborah Simon.  Ms. Simon was a member of the Compensation Committee until her resignation as a Director on June 11, 2009.  No member of the Compensation Committee was at any time during the 2008 fiscal year or at any other time an officer or employee of Hollywood Media.  No member of the Compensation Committee had any relationship during the 2008 fiscal year requiring disclosure under Item 404.  In addition, none of Hollywood Media’s executive officers serves (or served during the 2008 fiscal year) as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving (or who served during the 2008 fiscal year) as members of Hollywood Media’s Board of Directors or Compensation Committee.

AUDIT MATTERS

Report of the Audit Committee

The primary responsibility of the Audit Committee is to assist with oversight of Hollywood Media’s financial reporting process on behalf of the Board of Directors. Hollywood Media’s management is responsible for Hollywood Media’s financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Hollywood Media’s independent registered public accounting firm is responsible for auditing Hollywood Media’s financial statements and expressing an opinion, based on the audit, as to the conformity of those audited financial statements with generally accepted accounting principles. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee relies on information provided to us by Hollywood Media’s management and the independent registered public accounting firm, including representations of management and the opinion of the independent registered public accounting firm that such financial statements have been prepared in conformity with generally accepted accounting principles. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accounting firm do not assure that Hollywood Media’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of Hollywood Media’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States).

The Audit Committee meets with Hollywood Media’s independent registered public accounting firm and management to discuss the overall scope and plans for the audit, and to discuss the results of the independent registered public accounting firm’s examinations and their evaluations of Hollywood Media’s internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed Hollywood Media’s audited financial statements for the year ended December 31, 2008 with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended.  This included a discussion of the independent registered public accounting firm’s judgments as to the quality, not just the acceptability, of Hollywood Media’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States).  In addition, the Audit Committee received from the independent registered public accounting firm written disclosures and the letter required by Independence Standards Board Standard No. 1. The Audit Committee also discussed with the independent registered public accounting firm the auditors’ independence from management and Hollywood Media, including the matters covered by the written communications provided by the independent registered public accounting firm.  The Audit Committee has also considered whether the provision of non-audit services provided by the independent registered public accounting firm, if any, is compatible with maintaining the independent registered public accounting firm’s independence.

Based on the reviews and discussions referenced above, the Audit Committee recommended to the Board of Directors that Hollywood Media’s audited financial statements be included in Hollywood Media’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

Respectfully,

Members of the Audit Committee
Robert E. McAllan, Chairman
Harry T. Hoffman

Appointment of Independent Registered Public Accounting Firm; Attendance at Meeting

The firm of Kaufman Rossin & Co., P.A. (“Kaufman”) served as Hollywood Media’s independent registered public accounting firm for the fiscal year ended December 31, 2008.  Hollywood Media has reappointed Kaufman to serve as Hollywood Media’s independent registered public accounting firm for the fiscal year ending December 31, 2009.  See “Proposal to Ratify the Selection of Independent Registered Public Accounting Firm” below.  Representatives of Kaufman are not expected to be present at the Meeting, and therefore will not make a statement or be available to respond to questions.

Independent Registered Public Accounting Firm’s Fees and Services

The following table shows fees billed to Hollywood Media by its independent registered public accounting firm, Kaufman Rossin & Co., P.A., for each of the two fiscal years ended December 31, 2008 and 2007, respectively, for services rendered in the specified categories indicated below.

Type of Fees	2008	2007
Audit Fees	$707,468	$781,202
Audit-Related Fees	81,475	3,660
Tax Fees	--	--
All Other Fees	--	--

Total	$788,943	$784,862

The fee types referenced in the above table, are defined as follows:

“Audit Fees” are aggregate fees billed by Hollywood Media’s principal auditing firm for professional services for the audit of Hollywood Media’s consolidated financial statements included in its Form 10-K, for the audit of management’s report on its assessment of the effectiveness of Hollywood Media’s internal controls over financial reporting included in its Form 10-K, for review of financial statements included in its Forms 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

“Audit-Related Fees” are fees billed by Hollywood Media’s principal auditing firm for assurance and related services that are reasonably related to the performance of the audit or review of Hollywood Media’s financial statements.  Such services include principally services associated with reports related to regulatory filings, and general accounting and reporting advice.

“Tax Fees” are fees billed by Hollywood Media’s principal auditing firm for professional services for tax compliance, tax advice, and tax planning.

“All Other Fees” are fees billed by Hollywood Media’s principal auditing firm for any services not included in the forgoing fee categories.

Audit Committee Pre-Approval Policies and Procedures

SEC rules require that audit services and permitted non-audit services provided by our principal auditing firm be pre-approved by our Audit Committee.  Such rules permit such pre-approval to be given either through explicit approval by the Audit Committee on a case-by-case basis, or pursuant to pre-approval policies and procedures as may be established by the Audit Committee from time to time.

For each of the two fiscal years ended December 31, 2008 and 2007, respectively, and through the date of this Proxy Statement, the Audit Committee has not adopted pre-approval policies covering such periods or future periods.  Accordingly, any services provided by our principal auditing firm during the period January 1, 2007 through the date of this Proxy Statement were approved by the Audit Committee on a case-by-case basis. However, in the future the Audit Committee may adopt pre-approval policies and procedures in accordance with applicable rules.

PROPOSAL TO RATIFY THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 2)

The firm of Kaufman Rossin & Co., P.A. served as Hollywood Media’s independent registered public accounting firm for the fiscal year ended December 31, 2008. Pursuant to the prior approval of Hollywood Media’s Audit Committee, Kaufman Rossin & Co., P.A. has been appointed to serve as Hollywood Media’s independent registered public accounting firm for the current fiscal year ending December 31, 2009, and such appointment has been proposed by the Board for ratification by vote of the shareholders at the Meeting.  If the shareholders do not ratify the appointment, the Audit Committee will consider whether it should appoint another independent registered public accounting firm.

HOLLYWOOD MEDIA’S BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO RATIFY THE SELECTION OF KAUFMAN ROSSIN & CO., P.A AS HOLLYWOOD MEDIA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2009.

TRANSACTIONS WITH RELATED PERSONS

Scott Gomez has been an executive officer of Hollywood Media since April 2003. Hollywood Media employed his father, Jose Gomez, from December 2000 through March 2009 in information systems and business development positions, not as an executive officer. Such employment was pursuant to an employment agreement with Hollywood Media entered into on December 13, 2005, as amended on February 7, 2007, which includes, among other things, a term of employment through November 30, 2010 and salary at an annual rate of $240,057.  Total 2008 cash compensation (salary and bonus) of Jose Gomez was $480,210, which includes the payment of a $240,000 severance payment in October 2008 which was paid in accordance with a transition agreement entered into between Hollywood Media and Mr. Gomez that reduced the severance payment that would have been payable by Hollywood Media under Mr. Gomez’s employment agreement.

From April 2007 through March 2009, Hollywood Media employed David Silvers, the son of Laurie S. Silvers and the stepson of Mitchell Rubenstein, in business development and legal positions, not as an executive officer.  Mr. Silvers, who received a JD from the University of Miami School of Law in 2004 and an MBA from the University of Miami School of Business in 2005, was employed by Hollywood Media on an at will basis at an annual salary of $95,000.

Sale of Hollywood.com Business Unit to R&S Investments LLC

On August 21, 2008, Hollywood Media entered into a definitive purchase agreement with R&S Investments, LLC, an entity wholly-owned by Mitchell Rubenstein, Hollywood Media’s Chief Executive Officer and Chairperson of the Board, and Laurie S. Silvers, Hollywood Media’s President and Vice-Chairperson of the Board.  Pursuant to the purchase agreement, R&S Investments acquired Hollywood Media’s subsidiaries Hollywood.com, Inc. and Totally Hollywood TV, LLC (collectively, the “Hollywood.com Business”) for a potential purchase price of $10.0 million, which includes $1.0 million in cash that was paid to Hollywood Media at closing and potential earn-out payments of up to $9.0 million.  The Hollywood.com Business included: (i) Hollywood Media’s Hollywood.com, Inc. subsidiary, which owned the Hollywood.com website and related URLs and celebrity fan websites. Hollywood.com features in-depth movie information including movie showtimes listings, celebrity biographical data, and celebrity photos primarily obtained by Hollywood.com through licenses with third party licensors which are made available on the Hollywood.com website and mobile platform. Hollywood.com also has celebrity fan sites and a library of feature stories and interviews which incorporate photos and multimedia videos taken at entertainment events including movie premiers and award shows; and (ii) Hollywood Media’s Totally Hollywood TV, LLC subsidiary, which owned Hollywood.com Television, a free video on demand service distributed pursuant to annual affiliation agreements with certain cable operators for the distribution of movie trailers to subscribers of those cable systems.  The purchase price was determined by an arms-length negotiation between a Special Committee of independent and disinterested directors of Hollywood Media on the one hand and R&S Investments on the other hand.

Beginning in September 2009, R&S Investments will be contractually obligated to make periodic earn-out payments equal to the greater of (i) 10 percent of gross revenue and (ii) 90 percent of EBITDA (as defined in the purchase agreement) for the Hollywood.com Business until the full earn-out is paid. If a change of control of Hollywood.com occurs before the earn-out is fully paid, the remaining portion of the earn-out would be payable immediately upon such a change of control, up to the amount of consideration received by R&S Investments less related expenses. If the consideration in such a change of control is less than the remaining balance of the earn-out, then the subsequent buyer will be obligated to pay the difference in accordance with the same earn-out terms. In addition, if Hollywood.com is resold prior to August 21, 2011, Hollywood Media will also receive 5 percent of any proceeds above $10.0 million. Pursuant to the purchase agreement, Hollywood Media was required to place $2.6 million into an escrow account to fund any negative EBITDA of the Hollywood.com Business up to a maximum of $2.6 million through August 21, 2010.

In connection with the transaction, in order to provide for an efficient and orderly transition of the Hollywood.com Business, Hollywood Media and the Hollywood.com Business entered into an agreement to provide certain temporary administrative services, which Hollywood Media did solely to provide for an efficient and orderly transition.  Hollywood Media is reimbursed by the Hollywood.com Business for out of pocket costs and incremental expenses incurred in providing services under such agreement, including, but not limited to, payments of any pro rata portions of any applicable employee salaries and benefits.  In addition, Hollywood Media continues to process cash receipts for outstanding receivables where vendors have not yet changed the remittance name.  The term of such agreement is through November 21, 2009, but Hollywood Media substantially completed the transfer of all functions covered by such agreement by December 31, 2008.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The matters disclosed above under the caption “Transactions with Related Persons” are disclosed pursuant to Item 404(a) of SEC Regulation S-K.  This paragraph is provided under Item 404(b) of SEC Regulation S-K to describe Hollywood Media’s policies and procedures for the review, approval, or ratification of transactions required to be reported under Item 404(a) of SEC Regulation S-K.  Hollywood Media’s policy is and has been to comply with the requirements of Nasdaq corporate governance rule 4350(h), which requires review and approval of “related party transactions” required to be disclosed pursuant to Item 404 of SEC Regulation S-K, and that such approval be made by the audit committee or another independent body of the board of directors.  Hollywood Media’s directors have been made aware of the Nasdaq rule 4350(h) requirements from time to time pursuant to notice provided in written actions of the Board and/or Committees of the Board as well as discussed in Board and/or Committee meetings, and in addition such approval requirements are recognized in the Charter of the Audit Committee; however, as of the date of this Proxy Statement Hollywood Media has not implemented written policies designating specified procedures or standards for compliance with Nasdaq rule 4350(h). Item 404 transactions are generally reviewed and approved or ratified on a case-by-case basis by a committee of independent directors by meeting or written consent, usually by Hollywood Media’s Audit Committee or Compensation Committee. There are no transactions since the beginning of 2008 required to be reported under paragraph Item 404(a) of SEC Regulation S-K that did not require review, approval or ratification or as to which such approval requirements were not followed.

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS

Shareholder Proposals for Inclusion in Next Year’s Proxy Statement under SEC Rule 14a-8

Any shareholder proposal sought to be included in Hollywood Media’s proxy materials for the 2010 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be in writing and received by Hollywood Media no later than July 21, 2010, provided, however, that if the 2010 Annual Meeting is called for a date that is not within thirty days before or after December 21, 2010, then notice by the shareholder in order to be timely must be received a “reasonable time” before Hollywood Media begins to print and send its proxy materials for the 2010 Annual Meeting. Such proposals must be received at Hollywood Media’s principal executive offices at the following address: Hollywood Media Corp., 2255 Glades Road, Suite 221A, Boca Raton, Florida 33431, Attention: Secretary. Such proposals must also comply with the rules of the Securities and Exchange Commission relating to Rule 14a-8 shareholder proposals and may be omitted if not in compliance with applicable requirements.

Other Shareholder Proposals for Presentation at Next Year’s Annual Meeting

Under applicable requirements, including Hollywood Media’s Bylaws, any shareholder proposal that is not intended for inclusion in Hollywood Media’s proxy materials (i.e.,  a shareholder proposal submitted outside the processes of Rule 14a-8), and all director nominations by shareholders, for Hollywood Media’s 2010 Annual Meeting of Shareholders must be received by Hollywood Media no later than August 23, 2010 and no earlier than July 24, 2010, provided, however, that if the 2010 Annual Meeting is called for a date that is not within thirty days before or after December 21, 2010, then notice by the shareholder in order to be timely must be received not later than the close of business on the 10th day following the day on which notice of the date of the 2010 Annual Meeting is mailed or publicly announced by Hollywood Media, whichever first occurs. Such shareholder proposals and director nominations must be written and delivered to or mailed and received at Hollywood Media’s principal executive offices at the following address: Hollywood Media Corp., 2255 Glades Road, Suite 221A, Boca Raton, Florida 33431, Attention: Secretary. The written notice must also contain specified information and conform to certain requirements as set forth in Hollywood Media’s Bylaws referenced below. If the chairman of the 2010 Annual Meeting determines that a shareholder proposal or director nomination was not made in accordance with applicable requirements including Hollywood Media’s Bylaws, then such proposal or nomination will not be presented for a vote of shareholders at the 2010 Annual Meeting.

Advance Notice Requirements for Proposals and Director Nominations by Shareholders.

Hollywood Media’s Bylaws and SEC rules contain certain requirements for shareholders to provide advance written notice of proposals of business or director nominations by Hollywood Media’s shareholders. Certain material features of these requirements are summarized below, however, the statements below concerning the terms and provisions of these notice requirements are summaries only and do not purport to be complete. The descriptions of such Bylaw requirements below are qualified in their entirety by reference to the full text of Hollywood Media’s Bylaws which are filed as an exhibit to Hollywood Media’s Form 8-K report filed with the SEC on September 5, 2006.

Notice of Shareholder Business At Annual Meeting.  Hollywood Media’s Bylaws provide that business to be transacted at an annual meeting of shareholders may not be proposed by a shareholder unless the shareholder complies with the required notice procedures described below. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of Hollywood Media. To be timely, a shareholder’s notice must be delivered to Hollywood Media not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made by Hollywood Media, whichever first occurs. To be in proper written form, a shareholder’s notice must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of Hollywood Media which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, (v) a representation by the notifying shareholder that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and (vi) any other information relating to such shareholder and/or proposed business that would be required to be disclosed in a proxy statement (or other filings required to be made) in connection with solicitations of proxies for approval of such a proposal pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules thereunder (the “Exchange Act”) (this clause (vi) applies whether or not a proxy statement is filed).

Shareholder Nomination of Directors.  Hollywood Media’s Bylaws provide that a shareholder may not nominate a candidate for election to the Board of Directors at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, unless the shareholder complies with the required notice procedures described below. In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of Hollywood Media. To be timely, a shareholder’s notice must be delivered to Hollywood Media: (i) in the case of an annual meeting, not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders (provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made by Hollywood Media, whichever first occurs); and (ii) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was made by Hollywood Media, whichever first occurs. To be in proper written form, a shareholder’s notice must set forth: (i) as to each person whom the shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of Hollywood Media which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act; and (ii) as to the shareholder giving the notice (A) the name and record address of such shareholder, (B) the class or series and number of shares of capital stock of Hollywood Media which are owned beneficially or of record by such shareholder, (C) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) in connection with the nomination(s) or pursuant to which the nomination(s) are to be made by such shareholder, (D) a representation by the notifying shareholder to Hollywood Media that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such shareholder and/or such nominee(s) that would be required to be disclosed in a proxy statement (or other filings required to be made) in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act (this clause (E) applies whether or not a proxy statement is filed). Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of Hollywood Media does not intend to present, and Hollywood Media has not been informed that any other person intends to present, any matter for action at the Meeting, other than as specifically discussed herein.

ANNUAL REPORT

A copy of Hollywood Media’s Annual Report on Form 10-K (excluding exhibits) as filed with the SEC for the fiscal year ended December 31, 2008 accompanies these proxy materials. Copies of exhibits to the Form 10-K will be furnished on request, upon payment of Hollywood Media’s expenses in furnishing requested exhibits. Any request for exhibits should be addressed to:  Investor Relations Department, Hollywood Media Corp., 2255 Glades Road, Suite 221A, Boca Raton, Florida 33431, telephone number (561) 998-8000.

By Order of the Board of Directors

Laurie S. Silvers
President and Secretary

Boca Raton, Florida
November 18, 2009

HOLLYWOOD MEDIA CORP.

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF HOLLYWOOD MEDIA CORP.

The undersigned, a shareholder of HOLLYWOOD MEDIA CORP., a Florida corporation, hereby appoints Mitchell Rubenstein and Laurie S. Silvers, and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote all of the shares of Common Stock of Hollywood Media Corp. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Hollywood Media Corp. to be held at 2255 Glades Road, Conference Room 123A, Boca Raton, Florida 33431, on December 21, 2009 at 10:00 a.m., Eastern time, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals as specified and, in their discretion, on such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1, “FOR” PROPOSAL 2 AND VOTED IN THE DISCRETION OF THE PROXIES APPOINTED HEREBY ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

(Continued and to be signed on the reverse side)

Annual Meeting of Shareholders of
HOLLYWOOD MEDIA CORP.

December 21, 2009

Please date, sign and mail your proxy card in the envelope provided as soon as possible.
Please detach along the perforated line and mail in the envelope provided.

The Board of Directors unanimously recommends a vote FOR the election of all director nominees listed in Proposal No. 1 and FOR the approval of Proposal 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS: ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	Nominees: Mitchell Rubenstein Laurie S. Silvers Harry T. Hoffman Robert D. Epstein Spencer Waxman Stephen Gans	2. Vote for the proposal to ratify the selection of Kaufman Rossin & Co., P.A. as Hollywood Media Corp.’s independent registered public accounting firm for the year ending December 31, 2009:	FOR AGAINST ABSTAIN ☐ ☐ ☐

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the name of the
nominee(s) on the lines below.
       _____________________________________________
    _____________________________________________

  3.  Upon such other matters as may properly come before such Annual Meeting or any adjournments or postponements thereof.  The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting and Proxy Statement for Hollywood Media Corp.’s 2009 Annual Meeting, and (2) Hollywood Media Corp.’s 2008 Annual Report on Form 10-K.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENVELOPE PROVIDED.  NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.

New Address:
To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐
Signature of Shareholder: ________________________________________ Date: ______________________ Signature of Shareholder: ________________________________________ Date: ______________________
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on December 21, 2009:  The Notice of Annual Meeting and Proxy Statement for Hollywood Media Corp.’s 2009 Annual Meeting and Hollywood Media Corp.’s Annual Report on Form 10-K for the year ended December 31, 2008 are available in the “Investor Relations” section of Hollywood Media Corp.’s corporate website at www.hollywoodmedia.com.